                                                                EXHIBIT 17(b)

                         (PRINCIPAL PRESERVATION LOGO)

                              TAX-EXEMPT PORTFOLIO

                          INSURED TAX-EXEMPT PORTFOLIO

                              GOVERNMENT PORTFOLIO

                             S&P100 PLUS PORTFOLIO

                          DIVIDEND ACHIEVERS PORTFOLIO

                               BALANCED PORTFOLIO

                             SELECT VALUE PORTFOLIO

                                  ------------

                                 ANNUAL REPORT
                                TO SHAREHOLDERS

                               DECEMBER 31, 1995

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.
             PRESIDENT'S LETTER/MANAGEMENT DISCUSSION AND ANALYSIS
                         ANNUAL REPORT TO SHAREHOLDERS
                               DECEMBER 31, 1995


                                                               February 20, 1996

Dear Shareholders:

  We are pleased to provide our annual report for the year ended December 31, 1995. The long-term fund net assets, buoyed by strong capital markets, increased from $202,000,000 to $237,000,000. The largest increases in fund assets were realized in the S&P 100 Plus and Wisconsin Tax-Exempt Portfolios (whose annual report is being sent separately).

  The Dow Jones Industrial Average, as well the Standard & Poor's 500 indices touched new historical highs on December 14, 1995. As of the date of this report, both indices continue to push to record heights exceeding 5,600 and 660 respectively. The bond markets, through lowering of the overnight lending rate by the Federal Reserve, witnessed a reduction of long-term interest rates, causing bond prices to increase. Each of the long-term portfolios participated in this positive performance, giving the shareholders good comparative total returns in their respective categories. A further discussion of the individual fund performances follow on the next few pages.

  It is with mixed emotion that I report that effective January 19, 1996, Steven Roell tendered his resignation to the Principal Preservation Portfolios Board of Directors. We wish him well in his pursuits. However, I am pleased to report that Ralph Eckert has been appointed to fill his position. Ralph is the retired Chief Executive Officer of Benefit Trust Life Insurance Company. More recently, he served on The Prime Portfolios (a registered investment company) Board of Trustees. Ralph, as was Steve, is a very competent and thorough individual in whom we are confident will make a strong addition to the Board.

  Finally, at the end of March, 1996, we will be saying goodbye to Vern Van Vooren, who will be retiring after nearly 33 years with B.C. Ziegler and Company. Vern has been an outstanding individual to work with and who always exhibited a high degree of integrity in his portfolio management work for Principal Preservation. Thomas Sancomb will assume the management responsibilities of the Tax-Exempt and Insured Tax-Exempt Portfolios, while the Government Portfolio will be managed by the Investment Committee. Tom, as the Tax-Exempt and Insured Tax-Exempt Portfolios trader, has worked closely with Vern since the inception of these Funds in 1984 and 1986 respectively. Tom has been with B.C. Ziegler and Company since 1975 and has served on the Investment Committee for Principal Preservation since 1984. While we will miss Vern, we are committed to providing the shareholders of Principal Preservation with the same degree of care exhibited by Vern in the management of each of the fixed income portfolios.

                                        Sincerely,

                                        /s/ R. D. Ziegler


                                        R. D. Ziegler
                                        President

  The report contained herein is meant to be information to the existing shareholders of Principal Preservation. This does not constitute an offer to sell securities of any portfolio and should an investor wish to receive more information about the portfolios, should obtain a prospectus which includes a discussion of each portfolio's investment objective and all applicable sales charges and expenses.

                       MANAGEMENT DISCUSSION AND ANALYSIS


TAX-EXEMPT PORTFOLIO

  Shown below is a comparison of the change in value of a $10,000 investment in Principal Preservation Tax-Exempt Portfolio and the Lehman 20-Year Municipal Bond Index.


AVERAGE ANNUAL TOTAL RETURN
(Includes the effect of the sales charge)
1-YEAR 13.92%
5-YEAR 7.81%
10-YEAR 6.42%

     Date   Principal Preservation              Lehman 20-Year
             Tax-Exempt Portfolio            Municipal Bond Index

     12/31/85        $9,650                       $10,000
     1/31/86        $10,035                       $10,589
     2/28/86         $9,819                       $11,009
     3/31/86         $9,457                       $11,012
     4/30/86         $9,437                       $11,021
     5/31/86         $9,593                       $10,841
     6/30/86         $9,385                       $10,944
     7/31/86         $9,553                       $11,011
     8/31/86         $9,700                       $11,504
     9/30/86         $9,904                       $11,533
     10/31/86       $10,019                       $11,733

     11/30/86       $10,119                       $11,965
     12/31/86       $10,128                       $11,931
     1/31/87        $10,229                       $12,290
     2/28/87        $10,262                       $12,350
     3/31/87        $10,295                       $12,219
     4/30/87        $10,026                       $11,606
     5/31/87        $10,014                       $11,548
     6/30/87        $10,192                       $11,888
     7/31/87        $10,372                       $12,009
     8/31/87        $10,554                       $12,037
     9/30/87        $10,388                       $11,593
     10/31/87        $9,688                       $11,634
     11/30/87        $9,909                       $11,938
     12/31/87       $10,040                       $12,111
     1/29/88         $9,963                       $12,542
     2/29/88         $9,947                       $12,675
     3/31/88        $10,004                       $12,528
     4/29/88        $10,099                       $12,623
     5/31/88        $10,219                       $12,586
     6/30/88        $10,327                       $12,770
     7/29/88        $10,373                       $12,853
     8/31/88        $10,433                       $12,865
     9/30/88        $10,519                       $13,098
     10/31/88       $10,656                       $13,329
     11/30/88       $10,532                       $13,206
     12/31/88       $10,644                       $13,341
     1/31/89        $10,796                       $13,617
     2/28/89        $10,751                       $13,462
     3/31/89        $10,706                       $13,430
     4/28/89        $10,902                       $13,748
     5/31/89        $11,086                       $14,034
     6/30/89        $11,217                       $14,225
     7/31/89        $11,321                       $14,418
     8/31/89        $11,275                       $14,277
     9/30/89        $11,283                       $14,234
     10/31/89       $11,403                       $14,408
     11/30/89       $11,494                       $14,660
     12/31/89       $11,627                       $14,780
     1/31/90        $11,606                       $14,711
     2/28/90        $11,656                       $14,842
     3/31/90        $11,706                       $14,846
     4/30/90        $11,598                       $14,739
     5/31/90        $11,764                       $15,060
     6/30/90        $11,856                       $15,193
     7/31/90        $11,992                       $15,416
     8/31/90        $11,865                       $15,192
     9/30/90        $11,870                       $15,201
     10/31/90       $12,042                       $15,476
     11/30/90       $12,256                       $15,787
     12/31/90       $12,352                       $15,856
     1/31/91        $12,494                       $16,068
     2/28/91        $12,636                       $16,208
     3/31/91        $12,657                       $16,214
     4/30/91        $12,739                       $16,430
     5/31/91        $12,822                       $16,576
     6/30/91        $12,890                       $16,559
     7/31/91        $12,974                       $16,761
     8/31/91        $13,136                       $16,982
     9/30/91        $13,253                       $17,203
     10/31/91       $13,386                       $17,358
     11/30/91       $13,422                       $17,407
     12/31/91       $13,587                       $17,781
     1/31/92        $13,673                       $17,822
     2/29/92        $13,662                       $17,827
     3/31/92        $13,714                       $17,834
     4/30/92        $13,863                       $17,993
     5/31/92        $14,028                       $18,205
     6/30/92        $14,210                       $18,511
     7/31/92        $14,724                       $19,066

     8/31/92        $14,509                       $18,879
     9/30/92        $14,544                       $19,002
     10/30/92       $14,327                       $18,816
     11/30/92       $14,651                       $19,153
     12/31/92       $14,756                       $19,348
     1/31/93        $15,032                       $19,572
     2/28/93        $15,650                       $20,281
     3/31/93        $15,497                       $20,066
     4/30/93        $15,671                       $20,269
     5/31/93        $15,759                       $20,383
     6/30/93        $16,021                       $20,723
     7/31/93        $16,055                       $20,750
     8/31/93        $16,405                       $21,182
     9/30/93        $16,633                       $21,423
     10/30/93       $16,665                       $21,464
     11/30/93       $16,502                       $21,275
     12/31/93       $16,873                       $21,724
     1/31/94        $17,084                       $21,998
     2/28/94        $16,594                       $21,340
     3/31/94        $15,831                       $20,215
     4/30/94        $15,972                       $20,381
     5/31/94        $16,113                       $20,621
     6/30/94        $15,997                       $20,415
     7/31/94        $16,322                       $20,883
     8/31/94        $16,353                       $20,941
     9/30/94        $16,090                       $20,522
     10/31/94       $15,733                       $19,980
     11/30/94       $15,393                       $19,512
     12/31/94       $15,787                       $20,125
     1/31/95        $16,333                       $20,912
     2/28/95        $16,843                       $21,671
     3/31/95        $17,028                       $21,918
     4/30/95        $17,042                       $21,914
     5/31/95        $17,650                       $22,740
     6/30/95        $17,394                       $22,390
     7/31/95        $17,484                       $22,506
     8/31/95        $17,729                       $22,814
     9/30/95        $17,839                       $22,994
     10/31/95       $18,146                       $23,484
     11/30/95       $18,435                       $24,003
     12/31/95       $18,633                       $24,339

Past performance is not predictive of future performance.

LEHMAN 20-YEAR MUNICIPAL BOND INDEX

  The Lehman 20-Year Municipal Bond Index is a broad based index containing over 22,000 issues with maturities ranging from 2-30 years. The issues comprising the index are generated from the issues completed within the last five years with total issue size of $50,000,000 and larger. The average quality rating is AA. The index performance shown above does not include sales charges or other fees which would have been incurred had an investor attempted to replicate the index.

TAX-EXEMPT PORTFOLIO

  The Tax-Exempt Portfolio's performance is presented from December 31, 1985 through December 31, 1995.
It is based upon a $10,000 investment at the Portfolio's then offering price, which included a 3.5% sales charge. It represents the actual total returns for each of the years ended December 31, net of any fees and expenses charged during those periods.

DISCUSSION AND ANALYSIS

  During 1995, interest rates declined in tax-exempt securities in response to the Federal Reserve policy makers lowering the overnight lending rate twice during the last two quarters of 1995. However, because of much discussion on the flat tax proposal, prices on municipal securities did not increase as much as the taxable sector. Therefore, at December 31, 1995, the yield on a generic
AAA municipal security was 5.28% compared to the yield on the 30 year Treasury of 5.95%, a very small spread by historical standards and gave many more investors an after tax income advantage for investing in municipal securities. The Tax-Exempt Portfolio manager continued to take advantage of a relatively stable interest rate environment in the latter half of the year and readjusted the portfolio. The manager reduced the holdings in the Utility sector from approximately 24.5% to 13.8% of the portfolio and increased the power and lease revenue sectors from 2.0% to 7.6% and from 8.9% to 14.6%, respectively. The manager did so to improve on the overall yield to maturity, as well as the credit quality, of the portfolio. The major state diversification changes included reductions in California, Illinois and Pennsylvania with additions to Alaska, Indiana, Michigan and New York. Many of these moves were done to facilitate a higher yield as well as the improvement in the credit quality. The Tax-Exempt Portfolio has produced returns over the five year period that puts it in the 15th percentile of 203 general municipal bond funds as measured by Morningstar for the year ended December 31, 1995.

  The one, five and ten year average annualized total returns, including the effect of the sales charges, for the period ended December 31, 1995, were 13.92%, 7.81% and 6.42%, respectively.

INSURED TAX-EXEMPT PORTFOLIO

  Shown below is a graphical depiction of the Insured Tax-Exempt Portfolio versus the broad based Lehman 20-Year Municipal Bond Index.

AVERAGE ANNUAL TOTAL RETURN
(Includes the effect of the sales charge)
1-YEAR 13.54%
5-YEAR 7.23%
SINCE INCEPTION 9/30/86 7.18%

     Date    Principal Preservation Insured          Lehman 20-Year
                  Tax-Exempt Portfolio            Municipal Bond Index

     9/30/86<F1>*         $9,550                          $10,000
     10/31/86             $9,717                          $10,172
     11/30/86             $9,922                          $10,372
     12/31/86             $9,967                          $10,342
     1/31/87             $10,216                          $10,653
     2/28/87             $10,322                          $10,704
     3/31/87             $10,183                          $10,589
     4/30/87              $9,409                          $10,057
     5/31/87              $9,336                          $10,006
     6/30/87              $9,598                          $10,299
     7/31/87              $9,705                          $10,403
     8/31/87              $9,748                          $10,426
     9/30/87              $9,240                          $10,040
     10/31/87             $9,328                          $10,074
     11/30/87             $9,631                          $10,336
     12/31/87             $9,860                          $10,485
     1/29/88             $10,253                          $10,857
     2/29/88             $10,363                          $10,971
     3/31/88             $10,076                          $10,843
     4/29/88             $10,174                          $10,924
     5/31/88             $10,227                          $10,892
     6/30/88             $10,370                          $11,050
     7/29/88             $10,435                          $11,121
     8/31/88             $10,478                          $11,130
     9/30/88             $10,636                          $11,330
     10/31/88            $10,851                          $11,528
     11/30/88            $10,724                          $11,421
     12/31/88            $10,999                          $11,537
     1/31/89             $11,137                          $11,775
     2/28/89             $11,020                          $11,639
     3/31/89             $10,995                          $11,611
     4/28/89             $11,288                          $11,885
     5/31/89             $11,606                          $12,131


     6/30/89             $11,781                          $12,295
     7/31/89             $11,896                          $12,461
     8/31/89             $11,749                          $12,338
     9/30/89             $11,697                          $12,300
     10/31/89            $11,816                          $12,449
     11/30/89            $12,008                          $12,666
     12/31/89            $12,067                          $12,769
     1/31/90             $11,967                          $12,708
     2/28/90             $12,052                          $12,820
     3/31/90             $12,113                          $12,823
     4/30/90             $11,937                          $12,729
     5/31/90             $12,212                          $13,006
     6/30/90             $12,311                          $13,119
     7/31/90             $12,500                          $13,311
     8/31/90             $12,271                          $13,117
     9/30/90             $12,245                          $13,124
     10/31/90            $12,451                          $13,361
     11/30/90            $12,749                          $13,628
     12/31/90            $12,801                          $13,687
     1/31/91             $12,931                          $13,869
     2/28/91             $13,034                          $13,989
     3/31/91             $13,031                          $13,994
     4/30/91             $13,187                          $14,179
     5/31/91             $13,291                          $14,304
     6/30/91             $13,262                          $14,289
     7/31/91             $13,380                          $14,462
     8/31/91             $13,540                          $14,652
     9/30/91             $13,646                          $14,841
     10/31/91            $13,766                          $14,974
     11/30/91            $13,818                          $15,015
     12/31/91            $14,035                          $15,337
     1/31/92             $14,088                          $15,371
     2/29/92             $14,071                          $15,375
     3/31/92             $14,110                          $15,380
     4/30/92             $14,216                          $15,516
     5/31/92             $14,378                          $15,698
     6/30/92             $14,612                          $15,960
     7/31/92             $15,145                          $16,438
     8/31/92             $14,867                          $16,276
     9/30/92             $14,931                          $16,381
     10/30/92            $14,679                          $16,219
     11/30/92            $15,022                          $16,509
     12/31/92            $15,158                          $16,676
     1/31/93             $15,408                          $16,869
     2/28/93             $16,091                          $17,478
     3/31/93             $15,888                          $17,292
     4/30/93             $16,060                          $17,466
     5/31/93             $16,127                          $17,562
     6/30/93             $16,378                          $17,855
     7/31/93             $16,430                          $17,877
     8/31/93             $16,790                          $18,248
     9/30/93             $16,965                          $18,455
     10/30/93            $16,999                          $18,489
     11/30/93            $16,800                          $18,325
     12/31/93            $17,165                          $18,711
     1/31/94             $17,365                          $18,947
     2/28/94             $16,875                          $18,380
     3/31/94             $16,053                          $17,411
     4/30/94             $16,170                          $17,554
     5/31/94             $16,337                          $17,761
     6/30/94             $16,203                          $17,583
     7/31/94             $16,522                          $17,986
     8/31/94             $16,555                          $18,036
     9/30/94             $16,270                          $17,675
     10/31/94            $15,932                          $17,208
     11/30/94            $15,559                          $16,805
     12/31/94            $15,979                          $17,333
     1/31/95             $16,689                          $18,011
     2/28/95             $17,233                          $18,665


     3/31/95             $17,411                          $18,878
     4/30/95             $17,397                          $18,874
     5/31/95             $17,965                          $19,586
     6/30/95             $17,716                          $19,284
     7/31/95             $17,805                          $19,384
     8/31/95             $18,021                          $19,650
     9/30/95             $18,127                          $19,805
     10/31/95            $18,435                          $20,227
     11/30/95            $18,816                          $20,674
     12/31/95            $18,998                          $20,963

*<F1>September 30, 1986 inception date
Past performance is not predictive of future performance.

LEHMAN 20-YEAR MUNICIPAL BOND INDEX

  The Lehman 20-Year Municipal Bond Index is a broad based index containing over 22,000 issues with maturities ranging from 2-30 years. The issues comprising the index are generated from the issues completed within the last five years with total issue size of $50,000,000 and larger. The average quality rating is AA. The index performance shown above does not include sales charges or other fees which would have been incurred had an investor attempted to replicate the index.

INSURED TAX-EXEMPT PORTFOLIO

  The Insured Tax-Exempt Portfolio's performance is presented from September 30, 1986, commencement of operations, through December 31, 1995. It is based upon a $10,000 investment at the Portfolio's then offering price, which included a 3.5% sales charge. It represents the actual total returns for each of the years ended December 31, net of any fees and expenses charged during those periods.

DISCUSSION AND ANALYSIS

  The Insured Tax-Exempt Portfolio also participated in the falling interest rate environment. The manager, while following much the same strategy of the Tax-Exempt Portfolio, readjusted the portfolio into different sectors and states. The manager reduced the exposure to the utility, lease revenue and general obligation sectors and increased the power and hospital sectors. The state diversification changes were the elimination of California and Georgia, with reductions to Mississippi, Nevada, Oklahoma and Texas. Increases were made to bonds issued by Illinois, Michigan, North Carolina and Vermont. In the process, the manager reduced the average maturity by approximately one half year.

  The one, five and since inception average annualized total returns, including the effect of the sales charges, for the period ended December 31, 1995, were 13.54%, 7.23% and 7.18%, respectively.

GOVERNMENT PORTFOLIO

  Shown below is a graphic depiction of the Government Portfolio versus the Lehman Intermediate Government Bond Index.

AVERAGE ANNUAL TOTAL RETURN
(Includes the effect of the sales charge)
1-YEAR 12.27%
5-YEAR 7.57%
10-YEAR 8.19%

     Date     Principal Preservation         Lehman Intermediate
               Government Portfolio         Government Bond Index

     12/31/85        $9,650                       $10,000
     1/31/86         $9,654                       $10,062
     2/28/86        $10,170                       $10,300
     3/31/86        $10,531                       $10,577
     4/30/86        $10,572                       $10,647
     5/31/86        $10,347                       $10,510

     6/30/86        $10,701                       $10,764
     7/31/86        $10,679                       $10,882
     8/31/86        $11,062                       $11,136
     9/30/86        $10,779                       $11,031
     10/31/86       $10,920                       $11,170
     11/30/86       $11,051                       $11,277
     12/31/86       $11,044                       $11,306
     1/31/87        $11,224                       $11,408
     2/28/87        $11,321                       $11,465
     3/31/87        $11,190                       $11,440
     4/30/87        $10,957                       $11,238
     5/31/87        $10,957                       $11,213
     6/30/87        $11,063                       $11,345
     7/31/87        $10,924                       $11,370
     8/31/87        $10,868                       $11,340
     9/30/87        $10,632                       $11,198
     10/31/87       $11,238                       $11,532
     11/30/87       $11,266                       $11,601
     12/31/87       $11,416                       $11,714
     1/29/88        $11,796                       $12,005
     2/29/88        $11,849                       $12,132
     3/31/88        $11,700                       $12,081
     4/29/88        $11,587                       $12,060
     5/31/88        $11,472                       $12,002
     6/30/88        $11,720                       $12,198
     7/29/88        $11,722                       $12,161
     8/31/88        $11,805                       $12,177
     9/30/88        $12,047                       $12,388
     10/31/88       $12,211                       $12,559
     11/30/88       $12,107                       $12,451
     12/31/88       $12,161                       $12,463
     1/31/89        $12,262                       $12,588
     2/28/89        $12,143                       $12,534
     3/31/89        $12,204                       $12,593
     4/28/89        $12,392                       $12,847
     5/31/89        $12,676                       $13,095
     6/30/89        $13,032                       $13,429
     7/31/89        $13,277                       $13,702
     8/31/89        $13,049                       $13,887
     9/30/89        $13,093                       $13,954
     10/31/89       $13,402                       $14,247
     11/30/89       $13,523                       $14,388
     12/31/89       $13,555                       $14,430
     1/31/90        $13,409                       $14,341
     2/28/90        $13,443                       $14,394
     3/31/90        $13,432                       $14,411
     4/30/90        $13,315                       $14,363
     5/31/90        $13,641                       $14,670
     6/30/90        $13,831                       $14,864
     7/31/90        $14,022                       $15,072
     8/31/90        $13,872                       $15,018
     9/30/90        $14,004                       $15,152
     10/31/90       $14,215                       $15,363
     11/30/90       $14,523                       $15,595
     12/31/90       $14,736                       $15,810
     1/31/91        $14,854                       $15,973
     2/28/91        $14,937                       $16,070
     3/31/91        $14,988                       $16,158
     4/30/91        $15,138                       $16,324
     5/31/91        $15,206                       $16,415
     6/30/91        $15,141                       $16,428
     7/31/91        $15,311                       $16,605
     8/31/91        $15,703                       $16,920
     9/30/91        $16,028                       $17,208
     10/31/91       $16,199                       $17,404
     11/30/91       $16,390                       $17,608
     12/31/91       $16,965                       $18,036
     1/31/92        $16,614                       $17,863
     2/29/92        $16,664                       $17,918


     3/31/92        $16,516                       $17,846
     4/30/92        $16,632                       $18,007
     5/31/92        $16,965                       $18,275
     6/30/92        $17,264                       $18,538
     7/31/92        $17,763                       $18,894
     8/31/92        $17,953                       $19,087
     9/30/92        $18,273                       $19,350
     10/30/92       $17,948                       $19,118
     11/30/92       $17,830                       $19,040
     12/31/92       $18,122                       $19,286
     1/31/93        $18,566                       $19,645
     2/28/93        $18,973                       $19,934
     3/31/93        $19,039                       $20,008
     4/30/93        $19,197                       $20,164
     5/31/93        $19,143                       $20,110
     6/30/93        $19,593                       $20,402
     7/31/93        $19,620                       $20,443
     8/31/93        $20,038                       $20,748
     9/30/93        $20,140                       $20,833
     10/30/93       $20,182                       $20,883
     11/30/93       $19,906                       $20,781
     12/31/93       $19,990                       $20,866
     1/31/94        $20,254                       $21,073
     2/28/94        $19,768                       $20,784
     3/31/94        $19,244                       $20,481
     4/30/94        $19,061                       $20,348
     5/31/94        $19,042                       $20,362
     6/30/94        $18,983                       $20,366
     7/31/94        $19,294                       $20,633
     8/31/94        $19,338                       $20,693
     9/30/94        $19,025                       $20,521
     10/31/94       $19,004                       $20,525
     11/30/94       $18,879                       $20,435
     12/31/94       $18,905                       $20,502
     1/31/95        $19,230                       $20,836
     2/28/95        $19,676                       $21,238
     3/31/95        $19,767                       $21,355
     4/30/95        $20,010                       $21,603
     5/31/95        $20,714                       $22,212
     6/30/95        $20,844                       $22,354
     7/31/95        $20,819                       $22,365
     8/31/95        $21,040                       $22,548
     9/30/95        $21,198                       $22,699
     10/31/95       $21,469                       $22,946
     11/30/95       $21,761                       $23,226
     12/31/95       $21,995                       $23,456

Past performance is not predictive of future performance.


LEHMAN INTERMEDIATE GOVERNMENT BOND INDEX

  The Lehman Intermediate Government Bond Index represents a total return of U.S. Government bonds ranging in maturity from 2-10 years. The average duration of the underlying index is approximately four years. The index does not contain any sales charge or expenses or other fees that would have to be incurred had an investor attempted to replicate the index.

GOVERNMENT PORTFOLIO

  The Government Portfolio's performance is presented from December 31, 1985 through December 31, 1995. It is based upon a $10,000 investment at the Portfolio's then offering price, which included a 3.5% sales charge. It represents the actual total returns for each of the years ended December 31, net of any fees and expenses charged during those periods.

DISCUSSION AND ANALYSIS

  The Government Portfolio enjoyed good total return performance during 1995 by posting a total return, including reinvested dividends, of 16.34%. Vern Van Vooren, the Portfolio Manager, began the year with a barbell strategy. This involved investing approximately 50% of the portfolio in bonds with a maturity in two to three years and the other half in bonds with an average maturity of eight to ten years. Shortly after the Fed moved interest rates lower, the manager moved the long end of the portfolio from ten to seven years. This move, while it provided immediate benefit, did not keep pace with the overall Treasury market. At that time, the portfolio manager was concerned with an economy that was showing signs of being inflationary.

  During the last half of 1995, Vern moved once again to a laddered maturity approach for the portfolio by investing approximately 5% in a position that matured on February 15, 1996, as well as approximately 20% in bonds that mature in the year 2003. These moves kept the average maturity of the portfolio at approximately 4.75 years and a duration of 3.54 years at December 31, 1995. Vern is expecting further easing by the Federal Reserve during the first six months of 1996 due to a slowing of the economy.

  The one, five and ten year average annualized total returns, including the effect of the sales charges, for the period ended December 31, 1995, were 12.27%, 7.57% and 8.19%, respectively.

S&P 100 PLUS PORTFOLIO

  Shown below is a comparison of a $10,000 investment in the S&P 100 Plus Portfolio versus the S&P 100 Index.

AVERAGE ANNUAL TOTAL RETURN
(Includes the effect of the sales charge)
1-YEAR 30.56%
5-YEAR 14.24%
10-YEAR 12.70%

     Date     Principal Preservation            S&P 100 Index
              S&P 100 Plus Portfolio

     12/31/85        $9,550                       $10,000
     1/31/86         $9,520                        $9,933
     2/28/86        $10,071                       $10,555
     3/31/86        $10,572                       $11,067
     4/30/86        $10,552                       $11,049
     5/31/86        $10,954                       $11,614
     6/30/86        $11,088                       $11,626
     7/31/86        $10,485                       $10,919
     8/31/86        $11,192                       $11,695
     9/30/86        $10,454                       $10,860
     10/31/86       $10,925                       $11,382
     11/30/86       $11,260                       $11,741
     12/31/86       $11,074                       $11,524
     1/31/87        $12,305                       $13,150
     2/28/87        $12,773                       $13,700
     3/31/87        $13,137                       $14,166
     4/30/87        $13,137                       $14,167
     5/31/87        $13,372                       $14,381
     6/30/87        $14,046                       $15,117
     7/31/87        $14,616                       $15,803
     8/31/87        $15,230                       $16,550
     9/30/87        $14,864                       $16,058
     10/31/87       $11,861                       $12,660
     11/30/87       $10,831                       $11,443
     12/31/87       $11,526                       $12,233
     1/29/88        $11,933                       $12,633
     2/29/88        $12,484                       $13,200
     3/31/88        $12,017                       $12,613
     4/29/88        $12,247                       $12,855
     5/31/88        $12,441                       $13,034
     6/30/88        $13,008                       $13,684
     7/29/88        $13,020                       $13,637
     8/31/88        $12,644                       $13,062

     9/30/88        $13,081                       $13,544
     10/31/88       $13,411                       $13,946
     11/30/88       $13,301                       $13,811
     12/31/88       $13,499                       $14,040
     1/31/89        $14,380                       $15,183
     2/28/89        $14,033                       $14,670
     3/31/89        $14,100                       $14,843
     4/28/89        $14,650                       $15,645
     5/31/89        $15,053                       $16,117
     6/30/89        $14,902                       $15,967
     7/31/89        $16,185                       $17,423
     8/31/89        $16,536                       $17,815
     9/30/89        $16,452                       $17,742
     10/31/89       $16,113                       $17,378
     11/30/89       $16,411                       $17,701
     12/31/89       $16,772                       $18,099
     1/31/90        $15,705                       $16,946
     2/28/90        $15,992                       $17,280
     3/31/90        $16,358                       $17,731
     4/30/90        $16,070                       $17,435
     5/31/90        $17,555                       $19,097
     6/30/90        $17,443                       $18,973
     7/31/90        $17,415                       $18,937
     8/31/90        $15,867                       $17,206
     9/30/90        $15,159                       $16,401
     10/31/90       $15,076                       $16,316
     11/30/90       $15,938                       $17,292
     12/31/90       $16,241                       $17,615
     1/31/91        $17,081                       $18,517
     2/28/91        $18,313                       $19,869
     3/31/91        $18,758                       $20,328
     4/30/91        $18,801                       $20,356
     5/31/91        $19,645                       $21,292
     6/30/91        $18,741                       $20,359
     7/31/91        $19,646                       $21,365
     8/31/91        $19,858                       $21,653
     9/30/91        $19,389                       $21,151
     10/31/91       $19,573                       $21,413
     11/30/91       $18,735                       $20,556
     12/31/91       $20,749                       $22,581
     1/31/92        $20,442                       $22,285
     2/29/92        $20,763                       $22,648
     3/31/92        $20,402                       $22,279
     4/30/92        $21,032                       $22,999
     5/31/92        $21,165                       $23,162
     6/30/92        $20,801                       $22,812
     7/31/92        $21,508                       $23,544
     8/31/92        $20,934                       $22,958
     9/30/92        $21,011                       $23,006
     10/30/92       $20,937                       $22,928
     11/30/92       $21,603                       $23,634
     12/31/92       $21,823                       $23,920
     1/31/93        $22,087                       $24,243
     2/28/93        $22,476                       $24,696
     3/31/93        $22,885                       $25,168
     4/30/93        $22,448                       $24,745
     5/31/93        $23,074                       $25,470
     6/30/93        $23,051                       $25,480
     7/31/93        $22,878                       $25,358
     8/31/93        $23,741                       $26,299
     9/30/93        $23,428                       $25,952
     10/30/93       $23,805                       $26,375
     11/30/93       $23,695                       $26,317
     12/31/93       $23,941                       $26,756
     1/31/94        $24,848                       $27,797
     2/28/94        $24,227                       $27,144
     3/31/94        $23,025                       $25,866
     4/30/94        $23,200                       $26,060
     5/31/94        $23,727                       $26,706

     6/30/94        $23,020                       $25,918
     7/31/94        $23,823                       $26,880
     8/31/94        $24,562                       $27,759
     9/30/94        $24,095                       $27,223
     10/31/94       $24,627                       $27,871
     11/30/94       $23,790                       $26,932
     12/31/94       $24,206                       $27,457
     1/31/95        $24,644                       $27,998
     2/28/95        $25,728                       $29,306
     3/31/95        $26,505                       $30,276
     4/30/95        $27,480                       $31,472
     5/31/95        $28,585                       $32,841
     6/30/95        $29,194                       $33,600
     7/31/95        $30,076                       $34,716
     8/31/95        $29,914                       $34,535
     9/30/95        $31,341                       $36,262
     10/31/95       $31,341                       $36,287
     11/30/95       $32,585                       $37,793
     12/31/95       $33,100                       $38,428

Past performance is not predictive of future performance.

S&P 100 INDEX

  The S&P 100 Index is a broad based stock index comprised of the largest 100 securities in the United States based upon market capitalization. The index results do not include any sales charges or any other fees investors would incur had they attempted to replicate the index.

S&P 100 PLUS PORTFOLIO

  The S&P 100 Plus Portfolio's performance is presented from December 31, 1985 through December 31, 1995. It is based upon a $10,000 investment at the Portfolio's then offering price, which included a 4.5% sales charge. It represents the actual total returns for each of the years ended December 31, net of any fees and expenses charged during those periods.


DISCUSSION AND ANALYSIS

  The S&P 100 Plus Portfolio continued to benefit from the investor focus on large capitalized securities in 1995 and posted a total return, including dividends reinvested, of 36.71%. A moderate 6-7% cash position in this portfolio continued to keep the portfolio behind the actual index. However, because of the index strategy, the fund clearly outperformed the average growth and income average by 5.9%.

  During the latter half of 1995, William Zink, the Portfolio Manager, did not utilize much of the option strategies except as a means of equitizing cash. Bill believed that the overall market was going to continue to trend upwards but was concerned with the strong possibility of weaker earnings across many corporations. Bill was also concerned about the lack of a compromise on the federal budget and the long-term effects to the overall economy.

  The one, five and ten year average annualized total returns, including the effect of the sales charges, for the period ended December 31, 1995, were 30.56%, 14.24% and 12.70%, respectively.

DIVIDEND ACHIEVERS PORTFOLIO

  Shown below is a graphic comparison between a $10,000 investment made in Dividend Achievers versus the S&P 500 Index.

AVERAGE ANNUAL TOTAL RETURN
(Includes the effect of the sales charge)

1-YEAR 25.76%
5-YEAR 11.54%
SINCE INCEPTION 1/2/87 9.80%

     Date     Principal Preservation            S&P 500 Index
           Dividend Achievers Portfolio

     1/2/87<F4>*     $9,550                       $10,000
     1/31/87         $9,920                       $11,346
     2/28/87        $10,220                       $11,793
     3/31/87        $10,250                       $12,133
     4/30/87        $10,109                       $12,024
     5/31/87        $10,119                       $12,128
     6/30/87        $10,612                       $12,739
     7/31/87        $11,098                       $13,384
     8/31/87        $11,392                       $13,882
     9/30/87        $11,144                       $13,577
     10/31/87        $9,064                       $10,652
     11/30/87        $8,656                        $9,773
     12/31/87        $9,242                       $10,516
     1/29/88         $9,643                       $10,957
     2/29/88        $10,065                       $11,467
     3/31/88         $9,839                       $11,112
     4/29/88         $9,839                       $11,234
     5/31/88         $9,849                       $11,331
     6/30/88        $10,263                       $11,850
     7/29/88        $10,180                       $11,804
     8/31/88        $10,003                       $11,401
     9/30/88        $10,422                       $11,886
     10/31/88       $10,611                       $12,216
     11/30/88       $10,401                       $12,040
     12/31/88       $10,629                       $12,248
     1/31/89        $11,054                       $13,144
     2/28/89        $10,905                       $12,816
     3/31/89        $11,136                       $13,113
     4/28/89        $11,457                       $13,793
     5/31/89        $11,918                       $14,350
     6/30/89        $11,857                       $14,268
     7/31/89        $12,751                       $15,555
     8/31/89        $12,762                       $15,859
     9/30/89        $12,711                       $15,793
     10/31/89       $12,224                       $15,426
     11/30/89       $12,397                       $15,739
     12/31/89       $12,701                       $16,116
     1/31/90        $11,948                       $15,034
     2/28/90        $11,992                       $15,226
     3/31/90        $12,188                       $15,629
     4/30/90        $11,870                       $15,239
     5/31/90        $12,857                       $16,724
     6/30/90        $12,999                       $16,611
     7/31/90        $12,922                       $16,556
     8/31/90        $11,887                       $15,059
     9/30/90        $11,424                       $14,324
     10/31/90       $11,446                       $14,262
     11/30/90       $12,255                       $15,182
     12/31/90       $12,825                       $15,605
     1/31/91        $13,349                       $16,284
     2/28/91        $14,274                       $17,447
     3/31/91        $15,044                       $17,869
     4/30/91        $14,999                       $17,910
     5/31/91        $15,727                       $18,681
     6/30/91        $15,021                       $17,825
     7/31/91        $15,640                       $18,654
     8/31/91        $16,000                       $19,095
     9/30/91        $15,646                       $18,776
     10/31/91       $16,166                       $19,026
     11/30/91       $15,601                       $18,258
     12/31/91       $17,758                       $20,346
     1/31/92        $17,196                       $19,967
     2/29/92        $17,100                       $20,225
     3/31/92        $16,813                       $19,830
     4/30/92        $16,873                       $20,412

     5/31/92        $16,825                       $20,511
     6/30/92        $16,297                       $20,204
     7/31/92        $17,091                       $21,030
     8/31/92        $17,031                       $20,598
     9/30/92        $17,066                       $20,840
     10/30/92       $17,596                       $20,912
     11/30/92       $18,272                       $21,624
     12/31/92       $18,311                       $21,889
     1/31/93        $17,913                       $22,072
     2/28/93        $17,733                       $22,375
     3/31/93        $18,189                       $22,846
     4/30/93        $17,326                       $22,292
     5/31/93        $17,468                       $22,889
     6/30/93        $17,403                       $22,954
     7/31/93        $17,132                       $22,861
     8/31/93        $17,558                       $23,727
     9/30/93        $17,430                       $23,543
     10/30/93       $17,767                       $24,029
     11/30/93       $17,210                       $23,800
     12/31/93       $17,393                       $24,087
     1/31/94        $17,782                       $24,906
     2/28/94        $17,497                       $24,231
     3/31/94        $16,709                       $23,175
     4/30/94        $17,008                       $23,472
     5/31/94        $17,372                       $23,857
     6/30/94        $17,080                       $23,273
     7/31/94        $17,537                       $24,036
     8/31/94        $17,954                       $25,021
     9/30/94        $17,411                       $24,408
     10/31/94       $17,726                       $24,957
     11/30/94       $17,333                       $24,049
     12/31/94       $17,607                       $24,405
     1/31/95        $17,700                       $25,037
     2/28/95        $18,179                       $26,011
     3/31/95        $18,552                       $26,778
     4/30/95        $19,326                       $27,565
     5/31/95        $19,833                       $28,665
     6/30/95        $20,084                       $29,330
     7/31/95        $20,674                       $30,301
     8/31/95        $20,566                       $30,377
     9/30/95        $21,381                       $31,659
     10/31/95       $21,958                       $31,545
     11/30/95       $22,791                       $32,930
     12/31/95       $23,186                       $33,566

*<F4>January 2, 1987 inception date.
Past performance is not predictive of future performance.

S&P 500 INDEX

  The S&P 500 Index is a broad based stock index representing, based upon market capitalization, the 500 largest companies in the United States. The index does not adjust for any sales charges or other fees and expenses which would have been incurred had an investor attempted to replicate the index.

DIVIDEND ACHIEVERS PORTFOLIO

  The Dividend Achievers Portfolio's performance is presented from January 2, 1987, commencement of operations, through December 31, 1995. It is based upon a $10,000 investment at the Portfolio's then offering price, which included a 4.5% sales charge. It represents the actual total returns for each of the years ended December 31, net of any fees and expenses charged during those periods.

DISCUSSION AND ANALYSIS

  The Dividend Achievers Portfolio enjoyed a solid year of performance posting a total return of 31.69% which was ahead of the growth and income fund average of 29.6%. At the start of 1995, the larger cash position impacted the total return. However, Doug Ziegler, the Portfolio Manager, quickly reduced his cash position and consequently, the portfolio participated either at or above the market performance in each of the last three quarters of 1995.

  During the second half of 1995, investors moved into the types of companies in which the portfolio invests. These include companies whose strong balance sheet, and increasing earnings and dividends make them popular with investors concerned about the future of the economy. In addition, Doug balanced this approach with sector diversification among strong companies, that while exhibiting increased earnings and dividends, fall just outside of the universe of companies whose dividends increased in at least eight of the last ten years. This strategy helped the shareholders to realize a return of 15.45% for the last half of 1995 compared with a return of 14.45% for the S&P 500 Index during the same period.

  The current portfolio, as of February 9, 1996 contains 34 issues, and has a slight overweighting in the technology sector as compared to the S&P 500 Index. Doug is currently maintaining a 2% cash position and believes that the market will continue to push to higher levels during the first half of 1996. The top five stock holdings as of December 31, 1995, were Gillette Company, Federal National Mortgage Corp., Pepsico Incorporated, McDonalds Corporation and General Motors Class E.

  The one, five and since inception average annualized total returns, including the effect of the sales charges, for the period ended December 31, 1995, were 25.76%, 11.54% and 9.80%, respectively.

BALANCED PORTFOLIO

  Shown below is a graphic comparison of a $10,000 investment in the Balanced Portfolio versus the broad based indexes of the S&P 500 Index and the Lehman Intermediate Government Bond Index.

AVERAGE ANNUAL TOTAL RETURN
(Includes the effect of the sales charge)
1-YEAR 20.40%
SINCE INCEPTION 7/1/92 7.40%

     Date     Principal Preservation    Lehman Intermediate    S&P 500 Index
                Balanced Portfolio     Government Bond Index

     7/1/92<F2>*     $9,550                   $10,000            $10,000
     7/31/92         $9,731                   $10,191            $10,408
     8/31/92         $9,798                   $10,294            $10,194
     9/30/92         $9,805                   $10,435            $10,313
     10/30/92        $9,940                   $10,309            $10,348
     11/30/92       $10,113                   $10,266            $10,700
     12/31/92       $10,105                   $10,397            $10,830
     1/31/93        $10,057                   $10,589            $10,920
     2/28/93        $10,115                   $10,744            $11,070
     3/31/93        $10,217                   $10,783            $11,303
     4/30/93        $10,022                   $10,866            $11,028
     5/31/93        $10,091                   $10,836            $11,323
     6/30/93        $10,130                   $10,992            $11,355
     7/31/93        $10,002                   $11,013            $11,308
     8/31/93        $10,169                   $11,176            $11,736
     9/30/93        $10,142                   $11,221            $11,644
     10/30/93       $10,261                   $11,247            $11,884
     11/30/93       $10,162                   $11,191            $11,771
     12/31/93       $10,253                   $11,236            $11,912
     1/31/94        $10,343                   $11,347            $12,317
     2/28/94        $10,213                   $11,192            $11,983
     3/31/94         $9,974                   $11,029            $11,461
     4/30/94        $10,014                   $10,957            $11,608
     5/31/94        $10,105                   $10,965            $11,798
     6/30/94         $9,964                   $10,967            $11,509
     7/31/94        $10,167                   $11,111            $11,886
     8/31/94        $10,349                   $11,143            $12,373
     9/30/94        $10,250                   $11,051            $12,070
     10/31/94       $10,312                   $11,053            $12,342

     11/30/94       $10,056                   $11,004            $11,893
     12/31/94       $10,184                   $11,040            $12,069
     1/31/95        $10,349                   $11,220            $12,382
     2/28/95        $10,587                   $11,437            $12,864
     3/31/95        $10,772                   $11,500            $13,243
     4/30/95        $11,023                   $11,633            $13,632
     5/31/95        $11,273                   $11,961            $14,176
     6/30/95        $11,352                   $12,038            $14,505
     7/31/95        $11,458                   $12,044            $14,985
     8/31/95        $11,468                   $12,143            $15,022
     9/30/95        $11,886                   $12,224            $15,656
     10/31/95       $12,099                   $12,357            $15,600
     11/30/95       $12,597                   $12,508            $16,285
     12/31/95       $12,839                   $12,632            $16,599

*<F2> July 1, 1992 inception date.
Past performance is not predictive of future performance.

S&P 500 INDEX

  The S&P 500 Index is a broad based stock index representing, based upon market capitalization, the 500 largest companies in the United States. The index does not reflect any sales charges or other fees and expenses which would have been incurred had an investor attempted to replicate the index.

LEHMAN INTERMEDIATE GOVERNMENT BOND INDEX

  The Lehman Intermediate Government Bond Index represents a total return of U.S. Government bonds ranging in maturity from 2-10 years. The average duration of the underlying index is approximately four years. The index does not contain any sales charge or expenses or other fees that would have to be incurred had an investor attempted to replicate the index.

BALANCED PORTFOLIO

  The Balanced Portfolio's performance is presented from July 1, 1992, commencement of operations, through December 31, 1995. It is based upon a $10,000 investment at the Portfolio's then offering price, which included a 4.5% sales charge. It represents the actual total returns for each of the years ended December 31, net of any fees and expenses charged during those periods.

DISCUSSION AND ANALYSIS

  The Balanced Portfolio had a total return of 26.08% for the year ended December 31, 1995. During the first half of 1995, Ralph Patek, the Portfolio Manager, had a cash position of approximately 6%. He subsequently reduced that to approximately 2%. He, as well, kept a very short maturity on the fixed income securities which therefore did not participate as much in the rising bond prices due to falling interest rates.

  As investors began to focus on large capitalized stocks with higher dividend yields, the equity side of the portfolio performed extremely well. At the end of 1995, Ralph was overweighting the oil stock sector and slightly underweighting the technology sector which clearly helped the fund performance in the fourth quarter. His top five holdings were Federal National Mortgage Corporation, Loral Corporation, Pepsico Incorporated, SBC Communications Inc. and GTE Corp.

  The one year and since inception average annualized total returns, including the effect of the sales charges, for the period ended December 31, 1995, were 20.40% and 7.40%, respectively.

SELECT VALUE PORTFOLIO

  Shown below is a comparison of a $10,000 investment in the Select Value Portfolio versus the S&P MidCap 400 Index.

AVERAGE ANNUAL TOTAL RETURN
(Includes the effect of the sales charge)
1-YEAR 15.37%

SINCE INCEPTION 8/23/94 7.01%

     Date     Principal Preservation              S&P MidCap
              Select Value Portfolio              400 Index

     8/23/94*<F3>    $9,550                       $10,000
     8/31/94         $9,550                       $10,524
     9/30/94         $9,440                       $10,327
     10/31/94        $9,230                       $10,441
     11/30/94        $8,870                        $9,970
     12/31/94        $9,077                       $10,061
     1/31/95         $8,825                       $10,166
     2/28/95         $9,117                       $10,699
     3/31/95         $9,294                       $10,885
     4/30/95         $9,284                       $11,104
     5/31/95         $9,435                       $11,372
     6/30/95         $9,690                       $11,835
     7/31/95        $10,329                       $12,452
     8/31/95        $10,491                       $12,681
     9/30/95        $10,790                       $12,988
     10/31/95       $10,484                       $12,654
     11/30/95       $10,851                       $13,203
     12/31/95       $10,965                       $13,170

* <F3>August 23, 1994 inception date.
Past performance is not predictive of future performance.

S&P MIDCAP 400 INDEX

  S&P MidCap 400 Index is a broad stock index comprised of 400 medium-size companies. The index tracks the general stock market performance of 400 medium-size companies. The index results do not include any sales charge or any other fees investors would incur had they attempted to replicate the index.

SELECT VALUE PORTFOLIO

  The Select Value Portfolio's performance is presented from August 23, 1994, commencement of operations, through December 31, 1995. It is based upon a $10,000 investment at the Portfolio's then offering price, which included a 4.5% sales charge. It represents the actual total returns for each of the years ended December 31, net of any fees and expenses charged during those periods.

DISCUSSION AND ANALYSIS

  The Select Value Portfolio had a total return, including reinvested dividends, of 20.81% for the year ended December 31, 1995. The performance improved from the first half of the year when it lagged the indices, to the second half when it outperformed both the Russell 2000 and S&P 400 Midcap Indexes.

  According to Ken Kailin, the Portfolio Manager, small to mid company investment managers tended to outperform value-oriented managers due to strong returns from technology and health care stocks. While the Portfolio was helped considerably by an overweighting in financial stocks in 1995, underweighted positions in technology and health care hindered the Portfolio's performance for most of the year. The Portfolio was also overweighted in economically sensitive stocks, which hurt performance. In general, 1995 saw industries with low market values relative to growth prospects underperformed the general stock market, while sectors with rapid profit growth and high market values surged. Therefore the value style approach to investing did not do as well as the rest of the market.

  The one year and since inception average annualized total returns, including the effect of the sales charges, for the period ended December 31, 1995, were 15.37% and 7.01%, respectively.

RESULTS OF VOTING

  On August 29, 1995, Principal Preservation Portfolios, Inc. Select Value

Portfolio held a special meeting of the shareholders to approve the change in the subadvisor from Mesirow Asset Management, Inc. to Skyline Asset Management, Inc. The total shares outstanding on the record date were 296,074 shares. At the meeting, 186,685 shares were represented by proxy or in person. A total of 185,877 shares or 62.8% of the shares outstanding, voting in favor of the proposal, 593 shares voted against and 215 abstained voting the proposal.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                              FINANCIAL HIGHLIGHTS

  The following presents information relating to a share of capital stock of each of seven portfolios of Principal Preservation Portfolios, Inc. outstanding for the following periods presented, which should be read in conjunction with the financial statements and related notes included in this annual report:



                                                             TAX-EXEMPT PORTFOLIO
                                    -----------------------------------------------------------------------
                                                       For the years ended December 31,
                                    -----------------------------------------------------------------------


                                    1995      1994    1993      1992    1991      1990    1989      1988       1987      1986
                                   -----     -----   -----     -----   -----     -----   -----     -----      -----     -----
PER SHARE DATA:

NET ASSET VALUE,
  BEGINNING OF PERIOD              $8.36     $9.41   $8.67     $8.46   $8.19     $8.23   $8.06     $8.14      $8.81     $9.02

INCOME FROM
  INVESTMENT OPERATIONS:
  Net investment income              .45       .45     .48       .50     .53       .53     .55       .55        .60       .63
  Net realized and
    unrealized gains (losses)
    on investments                  1.03    (1.05)     .74       .21     .27     (.04)     .17     (.08)      (.67)     (.21)
                                   -----     -----   -----     -----   -----     -----   -----     -----      -----     -----
  TOTAL FROM INVESTMENT
    OPERATIONS                      1.48     (.60)    1.22       .71     .80       .49     .72       .47      (.07)       .42
                                   -----     -----   -----     -----   -----     -----   -----     -----      -----     -----
LESS DISTRIBUTIONS:
  Dividends from net
    investment income              (.45)     (.45)   (.48)     (.50)   (.53)     (.53)   (.55)     (.55)      (.60)     (.63)
                                   -----     -----   -----     -----   -----     -----   -----     -----      -----     -----
  TOTAL DISTRIBUTIONS              (.45)     (.45)   (.48)     (.50)   (.53)     (.53)   (.55)     (.55)      (.60)     (.63)
                                   -----     -----   -----     -----   -----     -----   -----     -----      -----     -----
NET ASSET VALUE,
  END OF PERIOD                   $ 9.39    $ 8.36  $ 9.41    $ 8.67  $ 8.46    $ 8.19  $ 8.23    $ 8.06     $ 8.14    $ 8.81
                                   =====     =====   =====     =====   =====     =====   =====     =====      =====     =====
TOTAL RETURN*<F1>                  18.1%    (6.4)%   14.3%      8.6%   10.0%      6.2%    9.2%      6.0%     (0.9)%      5.0%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
  (to nearest thousand)          $56,443   $55,492 $68,102   $60,171 $63,932   $65,265 $73,333   $85,469   $107,471   $143,635
Ratio of net expenses to
  average net assets              1.0%+<F2>   1.0%    0.9%      0.9%    0.9%      0.9%    1.0%      1.2%       1.1%      1.1%
Ratio of net investment
  income to average net assets    4.9%+<F2>   5.2%    5.2%      5.9%    6.3%      6.6%    6.7%      6.9%       7.1%      7.2%
Portfolio turnover rate           105.9%     36.1%   56.3%     48.5%   38.3%     40.3%   21.5%     38.8%      18.0%     26.0%

*<F1>The Fund's sales charge is not reflected in total return as set forth in the table.
+<F2>Reflects a voluntary reimbursement of fund expenses of 0.01% in 1995.

                     PRINCIPAL PRESERVATION PORTFOLIOS, INC.


                                                                    INSURED TAX-EXEMPT PORTFOLIO
                                    -------------------------------------------------------------------------------------------

                                                                                                                  For the
                                                                                                              period from
                                                                                                            September 30,
                                                                                                                     1986
                                                                                                            (commencement
                                                                                                           of operations)
                                        For the years ended December 31,                                  to December 31,
                                   -----------------------------------------------------------------

                                    1995    1994    1993    1992     1991    1990     1989    1988        1987         1986
                                    ----    ----    ----    ----     ----    ----     ----    ----        ----         ----
PER SHARE DATA:

NET ASSET VALUE,
  BEGINNING OF PERIOD              $9.26   $10.50  $10.14   $10.14   $9.80    $9.82   $9.50   $9.07       $9.81        $9.55

INCOME FROM
  INVESTMENT OPERATIONS:
  Net investment income              .48      .49     .52      .56     .58      .59     .58     .59         .63          .16
  Net realized and
    unrealized gains (losses)
    on investments                  1.12    (1.21)    .80      .23     .34     (.02)    .32     .43        (.74)         .26
                                   -----     -----  -----    -----   -----   -----   -----   -----        -----        -----
  TOTAL FROM INVESTMENT
    OPERATIONS                      1.60     (.72)   1.32      .79     .92      .57     .90    1.02        (.11)         .42
                                   -----    -----   -----    -----   -----    -----   -----   -----       -----        -----
LESS DISTRIBUTIONS:
  Dividends from net
    investment income               (.48)    (.49)   (.53)    (.55)   (.58)    (.59)   (.58)   (.59)       (.63)        (.16)
  Distributions from net
    realized gains
    on investments                  (.06)    (.03)   (.43)    (.24)      -        -       -       -           -            -
                                   -----    -----   -----    -----   -----    -----   -----    -----      -----        -----
  TOTAL DISTRIBUTIONS               (.54)    (.52)   (.96)    (.79)   (.58)    (.59)   (.58)   (.59)       (.63)        (.16)
                                   -----    -----   -----    -----   -----    -----   -----    -----      -----        -----
NET ASSET VALUE,
  END OF PERIOD                   $10.32    $9.26  $10.50   $10.14  $10.14    $9.80   $9.82   $9.50       $9.07        $9.81
                                   =====    =====  ======   ======   =====    =====   =====   =====       =====        =====

TOTAL RETURN**<F4>                  17.7%    (6.9)%  13.2%     8.0%    9.7%     6.1%    9.7%   11.6%       (1.1)%        4.4%

RATIOS/SUPPLEMENTAL DATA:
Net asset value, end of period
  (to nearest thousand)          $18,830  $17,848 $20,540  $18,362 $17,971  $17,081 $18,088 $17,658     $16,272      $11,615
Ratio of net expenses to
  average net assets             1.2%+<F5>    1.2%    1.1%     1.2%    1.2%     1.2%    1.3%    1.3%+<F5>   0.7%     -%*<F3>  +<F5>
Ratio of net investment
income to average net assets     4.8%+<F5>    5.1%    4.9%     5.4%    5.9%     6.1%    6.0%    6.3%+<F5>   6.8%   5.8%*<F3>  +<F5>
Portfolio turnover rate            64.9%     26.5%   39.3%    57.4%   51.1%    25.1%   29.4%   82.9%       44.8%         1.2%

*<F3>Annualized.
**<F4>The Fund's sales charge is not reflected in total return as set forth in the table.
+<F5>Reflects a voluntary reimbursement of fund expenses of 0.06% in 1995,0.5% in 1988, 1.2% in 1987 and 5.0% in 1986 respectively.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.


                                                             GOVERNMENT PORTFOLIO
                                   ------------------------------------------------------------------------
                                                       For the years ended December 31,
                                   -----------------------------------------------------------------------

                                    1995     1994    1993     1992    1991     1990    1989     1988    1  987   198  6
                                   ------  ----   -----    -----   -----    -----   ------  ------  --------
                                          <  C>                                                      <C  >
PER SHARE DATA:

NET ASSET VALUE,
  BEGINNING OF PERIOD              $8.84  $  9.98   $9.64    $9.68   $9.10    $9.11   $8.88      $9.11      $9.71     $9.37

INCOME FROM
  INVESTMENT OPERATIONS:
  Net investment income              .61      .61     .63      .67     .73      .76     .75        .75        .73       .80
  Net realized and
    unrealized gains (losses)
    on investments                   .80    (1.14)    .35     (.04)    .58     (.01)    .23       (.17)      (.42)      .49
                                   -----    -----   -----    -----   -----    -----   -----      -----      -----     -----
  TOTAL FROM INVESTMENT
    OPERATIONS                      1.41     (.53)    .98      .63    1.31      .75     .98        .58        .31      1.29
                                   -----    -----   -----    -----   -----    -----   -----      -----      -----     -----
LESS DISTRIBUTIONS:
  Dividends from net
    investment income              (.61)     (.61)   (.64)    (.67)   (.73)    (.76)   (.75)      (.75)      (.73)     (.83)
  Distributions from net
    realized gains
    on investments                     -        -       -        -       -        -       -       (.06)      (.13)     (.12)
  Distribution of capital              -        -       -        -       -        -       -          -       (.05)        -
                                   -----    -----   -----    -----   -----    -----   -----      -----      -----     -----
  TOTAL DISTRIBUTIONS              (.61)     (.61)   (.64)    (.67)   (.73)    (.76)   (.75)      (.81)      (.91)     (.95)
                                   -----    -----   -----    -----   -----    -----   -----      -----      -----     -----
NET ASSET VALUE,
  END OF PERIOD                   $ 9.64    $8.84  $ 9.98   $ 9.64  $ 9.68   $ 9.10  $ 9.11      $8.88     $ 9.11     $ 9.71
                                   =====    =====   =====    =====   =====    =====   =====      =====      =====     ======
TOTAL RETURN*<F6>                  16.3%     (5.4)%  10.3%     6.8%   15.1%     8.7%   11.5%       6.5%       3.4%      14.5%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
  (to nearest thousand)          $49,319  $47,324 $54,327  $37,634 $32,737  $29,351 $30,631    $32,950    $31,036    $32,162
Ratio of net expenses to
  average net assets              1.1%+<F7>   1.1%    1.0%     1.0%    1.1%     1.2%    1.2%+<F7>  1.2%+<F7>  1.3%+<F7>  0.7%+<F7>
Ratio of net investment
  income to average net assets    6.5%+<F7>   6.6%    6.2%     7.0%    8.0%     8.5%    8.4%+<F7>  8.3%+<F7>  7.8%+<F7>  7.8%+<F7>
Portfolio turnover rate            68.2% 10   6.1%    8.7%    10.0%   62.2%    57.1%  141.8%      36.7%      80.2%       307%


*<F6>The Fund's sales charge is not reflected in total return as set forth in the table.
+<F7>Reflects a voluntary reimbursement of fund expenses of 0.02% in 1995, 0.1% in 1989, 0.5% in 1988, 0.3% in 1987 and 1.2% in 1986 respectively.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                                                                     S&P 100 PLUS PORTFOLIO
                                  ------------------------------------------------------------------------------------------
                                                                For the years ended December 31,
                                  ------------------------------------------------------------------------------------------
                                    1995   1994    1993     1992     1991    1990     1989      1988        1987       1986
                                  ------  ------  ------   ------   ------  ------   ------     -----      ------      -----
PER SHARE DATA:

NET ASSET VALUE,
  BEGINNING OF PERIOD             $14.95   $15.04  $14.01   $14.22  $11.60   $12.27    $10.11     $9.62     $10.43      $9.42

INCOME FROM
  INVESTMENT OPERATIONS:
  Net investment income              .25      .25     .21      .24     .27      .28       .26       .26        .33        .38
  Net realized and
    unrealized gains (losses)
    on investments                  5.21     (.09)   1.14      .48    2.93     (.67)     2.17      1.37        .14       1.03
                                 -------   ------  ------   ------  ------   ------    ------    ------      -----     ------
  TOTAL FROM INVESTMENT
    OPERATIONS                      5.46      .16    1.35      .72    3.20     (.39)     2.43      1.63        .47       1.41
                                 -------   ------  ------   ------  ------   ------    ------    ------      -----     ------
LESS DISTRIBUTIONS:
  Dividends from net
    investment income               (.25)    (.25)   (.21)    (.24)   (.27)    (.28)     (.26)     (.26)      (.33)      (.36)
  Distributions from
    net realized gains
    on investments                  (.63)       -    (.11)    (.69)   (.31)        -     (.01)     (.88)      (.95)      (.04)
                                 -------   ------  ------   ------  ------   ------    ------    ------      -----     ------
   TOTAL DISTRIBUTIONS               (.88)    (.25)   (.32)    (.93)   (.58)    (.28)     (.27)   (1.14)     (1.28)      (.40)
                                 -------   ------  ------   ------  ------   ------    ------    ------      -----     ------
NET ASSET VALUE,
  END OF PERIOD                  $ 19.53   $14.95  $15.04   $14.01  $14.22   $11.60    $12.27    $10.11      $9.62     $10.43
                                 =======   ======  ======   ======  ======   ======    ======    ======      =====     ======
TOTAL RETURN*<F8>                   36.7%     1.1%    9.7%     5.2%   27.8%    (3.2)%    24.3%    17.1%       4.1%      16.0%


RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period
  (to nearest thousand)          $57,062  $40,034 $38,944  $30,025 $27,420  $20,413   $20,811   $16,960    $18,752     $9,826
Ratio of net expenses to
  average net assets                1.2%     1.2%    1.2%     1.3%    1.3%  1.3%+<F9> 1.3%+<F9> 1.4%+<F9>  0.6%+<F9>    -%+<F9>
Ratio of net investment
  income to average
  net assets                        1.4%     1.7%    1.4%     1.7%    2.0%  2.4%+<F9> 2.3%+<F9> 2.5%+<F9>  2.7%+<F9>   3.7%+<F9>
Portfolio turnover rate             3.5%     1.0%    2.2%     8.5%    3.1%   1.9%       3.0%      37.5%      54.3%      12.8%


*<F8>The Fund's sales charge is not reflected in total return as set forth in the table.
+<F9>Reflects a voluntary reimbursement of fund expenses of 0.2% in 1990, 0.4% in 1989, 0.8% in 1988, 1.7% in 1987 and 3.7% in 1986 respectively.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.


                                                                     DIVIDEND ACHIEVERS PORTFOLIO
                                     -------------------------------------------------------------------------------------------
                                                                    For the years ended December 31,
                                     -------------------------------------------------------------------------------------------
                                       1995     1994      1993       1992       1991      1990        1989      1988        1987
                                     ------    ------    ------      -----     ------     -----      ------      -----      -----
PER SHARE DATA:
NET ASSET VALUE,
  BEGINNING OF PERIOD                 $13.24   $13.40    $14.25     $14.84     $11.50     $11.65     $10.00     $8.99      $9.55
INCOME FROM
  INVESTMENT OPERATIONS:
  Net investment income                  .18      .18       .14        .14        .25        .25        .28       .28        .28
  Net realized and unrealized
    gains (losses) on investments       3.99     (.02)     (.85)       .31       4.14       (.15)      1.65      1.06       (.56)
                                      ------   ------    ------      -----     ------      -----     ------     -----      -----
  TOTAL FROM INVESTMENT OPERATIONS      4.17      .16      (.71)       .45       4.39        .10       1.93      1.34       (.28)
                                      ------   ------    ------      -----     ------      -----     ------     -----      -----
LESS DISTRIBUTIONS:
  Dividends from net investment
    income                              (.18)    (.18)     (.14)      (.14)      (.25)      (.25)      (.28)     (.27)      (.28)
  Distributions from net realized
    gains on investments                (.26)    (.14)        -       (.90)      (.80)         -          -      (.06)         -
                                      ------   ------    ------      -----     ------      -----     ------     -----      -----
  TOTAL DISTRIBUTIONS                   (.44)    (.32)     (.14)     (1.04)     (1.05)      (.25)      (.28)     (.33)      (.28)
                                      ------   ------    ------      -----     ------      -----     ------     -----      -----
NET ASSET VALUE, END OF PERIOD        $16.97   $13.24    $13.40     $14.25     $14.84     $11.50     $11.65    $10.00      $8.99
                                      ======   ======    ======     ======     ======     ======     ======    ======      =====

TOTAL RETURN*<F10>                     31.7%     1.2%    (5.0)%       3.1%      38.5%       1.0%      19.5%     15.0%       (3.2)%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (to
  nearest thousand)                  $25,393  $20,231   $24,928    $27,020    $18,202    $11,468    $12,750    $6,854     $6,796
Ratio of net expenses to average
  net assets                         1.3%+<F11>  1.5%   1.3%+<F11> 1.2%+<F11> 1.2%+<F11> 1.2%+<F11> 1.2%+<F11> 1.2%+<F11> 0.6%+<F11>
Ratio of net investment income to
  average net assets                 1.2%+<F11>  1.3%   1.0%+<F11> 1.0%+<F1>  1.8%+<F11> 2.3%+<F11> 2.6%+<F11> 2.9%+<F11> 2.7%+<F11>
Portfolio turnover rate                28.2%    36.5%     92.7%      83.0%      96.5%      47.7%      30.9%     10.1%      10.5%

*<F10>The Fund's sales charge is not reflected in total return as set forth in the table.
+<F11>Reflects a voluntary reimbursement of fund expenses of 0.2% in 1995, 0.1%
in 1993, 0.1% in 1992, 0.2% in 1991, 0.5% in 1990, 0.7% in 1989, 1.7% in 1988
and 2.3% in 1987 respectively.


                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                                                                            BALANCED PORTFOLIO
                                                     --------------------------------------------------------
                                                                                                         For the
                                                                                                     period from
                                                                                                    July 1, 1992
                                                     For the years ended December 31,              (commencement
                                                     --------------------------------          of operations) to
                                                        1995         1994        1993          December 31, 1992
                                                     -------        ------      ------          -----------------
PER SHARE DATA:

NET ASSET VALUE, BEGINNING OF PERIOD                   $9.85        $10.29        $10.44            $10.00

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income                                  .36           .37           .30               .13
  Net realized and unrealized gains (losses)
    on investments                                      2.17          (.44)         (.15)              .45
                                                      ------        ------         -----            ------
  TOTAL FROM INVESTMENT OPERATIONS                      2.53          (.07)          .15               .58
                                                      ------        ------         -----            ------
LESS DISTRIBUTIONS:
  Dividends from net investment income                  (.36)         (.37)         (.30)             (.13)
  Distributions from net realized gains
    on investments                                         -             -             -              (.01)
                                                      ------        ------         -----            ------
  TOTAL DISTRIBUTIONS                                   (.36)         (.37)         (.30)             (.14)
                                                      ------        ------         -----            ------
NET ASSET VALUE, END OF PERIOD                        $12.02         $9.85        $10.29            $10.44
                                                      ======        ======         =====            ======

TOTAL RETURN**<F13>                                    26.1%          (0.7)%        1.5%              5.8%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (to nearest thousand)       $7,023       $10,255       $18,099           $17,408
Ratio of net expenses to average net assets             1.3%+<F14> 1.2%+<F14>    1.3%+<F14>        1.3%*<F12>
Ratio of net investment income to average
  net assets                                            3.2%+<F14> 3.7%+<F14>    2.9%+<F14>        2.6%*<F12>
Portfolio turnover rate                                 1.9%         13.7%         30.8%             16.6%

*<F12>Annualized.
**<F13>The Fund's sales charge is not reflected in total return as set forth in the table.
+<F14>Reflects a voluntary reimbursement of fund expenses of 0.6% in 1995, 0.3% in 1994 and 0.1% for 1993.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                           SELECT VALUE PORTFOLIO

                                                            For the period from
                                                               August 23, 1994
                                          For the year ended  (commencement of
                                                                operations) to
                                           December 31, 1995 December 31, 1994
                                         ------------------- ------------------
PER SHARE DATA:

NET ASSET VALUE, BEGINNING OF PERIOD                   $9.03             $9.55

INCOME FROM INVESTMENT OPERATIONS:
  Net investment income                                  .14               .04
  Net realized and unrealized gains (losses)
    on investments                                      1.73             (.51)
                                                       -----             -----
  TOTAL FROM INVESTMENT OPERATIONS                      1.87             (.47)
                                                       -----             -----
LESS DISTRIBUTIONS:
  Dividends from net investment income                 (.14)             (.03)
  Distributions from net realized gains
     on investments                                    (.43)             (.01)
  Distributions in excess of net realized gains
     on investments                                    (.12)                 -
  Book return of capital                                   -             (.01)
                                                       -----             -----
  TOTAL DISTRIBUTIONS                                  (.69)             (.05)
                                                      ------             -----
NET ASSET VALUE, END OF PERIOD                        $10.21             $9.03
                                                      ======            ======

TOTAL RETURN**<F16>                                    20.8%            (5.0)%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (to nearest thousand)       $3,445            $1,935
Ratio of net expenses to average net assets             0.8%+<F17>        0.8%*<F15><F17>+
Ratio of net investment income to average
  net assets                                            1.4%+<F17>        1.1%*+<F15><F17>
Portfolio turnover rate                               124.3%             20.2%

*<F15>Annualized.
**<F16>The Fund's sales charge is not reflected in total return as set forth in the table.
+<F17>Reflects a voluntary reimbursement of fund expenses of 2.5% in 1995 and 0.4% in 1994.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                                 BALANCE SHEETS
                               DECEMBER 31, 1995
                                                       INSURED                  S&P 100     DIVIDEND                   SELECT
                                        TAX-EXEMPT  TAX-EXEMPT   GOVERNMENT        PLUS    ACHIEVERS    BALANCED        VALUE
                                       -----------  ----------   ----------  ----------   ----------   ---------    ---------
ASSETS:
Investments:
  Long-term investments
    in securities                      $55,427,133 $18,548,131  $48,436,732 $53,320,630  $24,653,721  $6,987,797   $3,067,129
  Short-term investments                   113,452      32,185      181,097   3,851,931      800,329     237,763      388,783
                                       -----------  ----------   ----------  ----------   ----------   ---------    ---------
  Total investments (See
  Schedule of Investments)              55,540,585  18,580,316   48,617,829  57,172,561   25,454,050   7,225,560    3,455,912

Cash                                           799         422          746         500          261         590          967

Receivables:
  Capital shares sold                        6,827       5,251       40,710     115,712        8,112       4,303        3,660
  Dividends and interest                 1,103,463     341,605    1,004,383     121,292       45,583      58,565        6,035
                                       -----------  ----------   ----------  ----------   ----------   ---------    ---------
  Total receivables                      1,110,290     346,856    1,045,093     237,004       53,695      62,868        9,695

Other assets                                 2,690         879        2,511       2,601        1,026         137        9,927
                                       -----------  ----------   ----------  ----------   ----------   ---------    ---------
  Total assets                         $56,654,364 $18,928,473  $49,666,179 $57,412,666  $25,509,032  $7,289,155   $3,476,501
                                       ===========  ==========   ==========  ==========   ==========   =========    =========

LIABILITIES:
Payables:
  Capital shares redeemed                      $66      $1,076     $157,316     $24,404       $6,040    $220,015           $-
  Distributions to shareholders            102,910      52,880      102,195     160,676       25,944       3,384        1,356
  Expenses                                 108,818      44,214       87,290     104,783       84,324      42,673       20,051
  Investments purchased                          -           -            -           -            -           -       10,225
  Outstanding Option
    Contracts                                    -           -            -      61,188            -           -            -
                                       -----------  ----------   ----------  ----------   ----------   ---------    ---------
  Total liabilities                        211,794      98,170      346,801     351,051      116,308     266,072       31,632
                                       -----------  ----------   ----------  ----------   ----------   ---------    ---------
NET ASSETS:
Capital stock                           56,285,533  17,937,660   49,913,318  36,593,532   17,767,359   5,825,124    3,155,990
Undistributed
  net investment income                          -       2,452        2,525       1,634            -         311            -
Accumulated distributions in
  excess of net investment income         (24,415)           -            -           -            -           -            -
Undistributed net realized gains
  (losses) on investments              (2,646,336)         454  (2,785,860)       5,698          188   (196,695)     (38,905)
Net unrealized appreciation
  on investments                         2,827,788     889,737    2,189,395  20,460,751    7,625,177   1,394,343      327,784
                                       -----------  ----------   ----------  ----------   ----------   ---------    ---------
  Total net assets                      56,442,570  18,830,303   49,319,378  57,061,615   25,392,724   7,023,083    3,444,869
                                       -----------  ----------   ----------  ----------   ----------   ---------    ---------
  Total liabilities
    and net assets                     $56,654,364 $18,928,473  $49,666,179 $57,412,666  $25,509,032$  7,289,155   $3,476,501
                                       ===========  ==========   ==========  ==========   ==========   =========    =========
NET ASSET VALUE AND
  REDEMPTION PRICE PER SHARE                $ 9.39      $10.32       $ 9.64      $19.53       $16.97      $12.02       $10.21

MAXIMUM OFFERING PRICE
  PER SHARE                                 $ 9.73      $10.69        $9.99      $20.45       $17.77      $12.59       $10.69
                                       ===========  ==========   ==========  ==========   ==========   =========    =========

The accompanying notes to financial statements are an integral part of these statements.
                                    Page 25

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                       INSURED                  S&P 100     DIVIDEND                   SELECT
                                        TAX-EXEMPT  TAX-EXEMPT   GOVERNMENT        PLUS    ACHIEVERS    BALANCED        VALUE
                                        ----------  ----------   ----------   ---------    ---------    --------      -------
INVESTMENT INCOME:
Dividends                                       $-          $-           $-  $1,129,421     $462,175    $131,463      $42,598
Interest                                 3,386,999   1,110,406    3,755,141     142,330       96,055     205,588       17,550
                                        ----------  ----------   ----------   ---------    ---------    --------      -------
  Total investment
    income                               3,386,999   1,110,406    3,755,141   1,271,751      558,230     337,051       60,148

EXPENSES:
Investment advisory fees                   332,888     110,521      295,379     292,466      168,713      45,711       21,143
Custodian fees                              19,465       9,855       20,075      18,250       12,775       8,395        3,650
Transfer agent fees                         51,465      20,805       59,320      68,445       47,815       9,125        3,920
Broker service fees                         81,288      26,750       91,726      90,873       41,325      18,792        7,140
Professional fees                           53,617      31,025       50,090      47,876       32,120      27,740       30,126
Registration                                17,193      13,140       16,004      16,060       16,060      16,060       18,967
Communication                                5,032       2,255        6,175      12,210        6,656       1,229        1,694
Director fees                               17,364       5,687       15,516      14,205        7,231       3,457          365
Pricing of investments                       8,165       3,640        2,640       7,275        5,390       8,760        4,990
Deferred organization
  expense                                        -           -            -           -            -           -        2,723
Other (income) expense                       9,015       4,087        4,265       4,071        3,369       2,955        (307)
                                        ----------  ----------   ----------   ---------    ---------    --------      -------
  Total expenses                           595,492     227,765      561,190     571,731      341,454     142,224       94,411

Less expenses absorbed
  by advisor                               (3,699)     (9,688)     (10,105)           -     (49,439)    (47,880)     (72,971)
                                        ----------  ----------   ----------   ---------    ---------    --------      -------
  Net expenses                             591,793     218,077      551,085     571,731      292,015      94,344       21,440
                                        ----------  ----------   ----------   ---------    ---------    --------      -------
NET INVESTMENT INCOME                    2,795,206     892,329    3,204,056     700,020      266,215     242,707       38,708
                                        ----------  ----------   ----------   ---------    ---------    --------      -------
NET REALIZED GAINS
  ON INVESTMENTS                         1,105,058     111,976    1,836,450   1,785,019      382,791     142,554      136,222

NET UNREALIZED APPRECIATION
  ON INVESTMENTS                         5,538,312   2,004,622    2,379,924  12,487,128    5,573,287   1,369,971      371,571
                                        ----------  ----------   ----------   ---------    ---------    --------      -------
  Net gains
      on investments                     6,643,370   2,116,598    4,216,374  14,272,147    5,956,078   1,512,525      507,793
                                        ----------  ----------   ----------   ---------    ---------    --------      -------
NET INCREASE IN NET
  ASSETS RESULTING
  FROM OPERATIONS                       $9,438,576  $3,008,927   $7,420,430 $14,972,167 $  6,222,293  $1,755,232     $546,501
                                       ===========  ==========   ==========  ==========   ==========   =========    =========

The accompanying notes to financial statements are an integral part of these statements.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                      STATEMENTS OF CHANGES IN NET ASSETS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                       INSURED                  S&P 100     DIVIDEND                     SELECT
                                        TAX-EXEMPT  TAX-EXEMPT   GOVERNMENT        PLUS    ACHIEVERS    BALANCED          VALUE
                                        ----------  ----------   ----------    --------    ---------    --------        -------
OPERATIONS:
Net investment income                   $2,795,206    $892,329   $3,204,056    $700,020     $266,215    $242,707        $38,708
Net realized gains
  on investments                         1,105,058     111,976    1,836,450   1,785,019      382,791     142,554        136,222
Change in unrealized
  appreciation on
  investments for the year               5,538,312   2,004,622    2,379,924  12,487,128    5,573,287   1,369,971        371,571
                                        ----------   ---------    ---------  ----------    ---------   ---------        -------
  Net increase
    in net assets resulting
     from operations                     9,438,576   3,008,927    7,420,430  14,972,167    6,222,293   1,755,232        546,501
                                        ----------   ---------    ---------  ----------    ---------   ---------        -------
DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income
  ($0.45, $0.48, $0.61, $0.25,
  $0.18, $0.36 and $0.14 per share,
  respectively)                         (2,808,860)   (893,180)  (3,204,316)   (702,285)    (267,608)   (245,116)       (39,348)
Distribution in excess of
  net investment income
  ($0.0043 per share, respectively)        (24,414)          -            -           -            -           -              -
Net realized gains on
  investments ($0.06, $0.63, $0.26
  and $0.43, per share, respectively)            -    (113,460)           -  (1,775,849)    (384,753)          -       (135,963)
Distributions in excess of net
  realized gains on investments
  ($0.12 per share)                              -           -            -           -            -           -        (39,165)
                                        ----------   ---------    ---------  ----------    ---------   ---------        -------
  Total distributions                   (2,833,274) (1,006,640)  (3,204,316) (2,478,134)    (652,361)   (245,116)      (214,476)
                                        ----------   ---------    ---------  ----------    ---------   ---------        -------
CAPITAL SHARE TRANSACTIONS:
Proceeds from shares issued              1,111,492     582,297    2,072,873   6,000,304    1,607,602     303,619      1,242,252
Net asset value of shares
  issued in distributions                1,671,982     664,850    2,001,656   2,263,855      610,544     224,079        212,883
Cost of shares redeemed                 (8,437,841) (2,267,046)  (6,295,288) (3,730,220)  (2,626,317) (5,269,345)      (277,053)
                                        ----------   ---------    ---------  ----------    ---------   ---------        -------
  Net increase (decrease)
    in net assets from
    capital share
     transactions                       (5,654,367) (1,019,879)  (2,220,759)  4,533,939     (408,171) (4,741,647)     1,178,082
                                        ----------   ---------    ---------  ----------    ---------   ---------       --------
  Total increase (decrease)                950,935     982,388    1,995,355  17,027,972    5,161,761  (3,231,531)     1,510,107

NET ASSETS:
Balance at beginning of year            55,491,635  17,847,915   47,324,023  40,033,643   20,230,963  10,254,614      1,934,762
                                        ----------   ---------    ---------  ----------    ---------   ---------      ---------
Balance at end of year                 $56,442,570 $18,830,303  $49,319,378 $57,061,615  $25,392,724  $7,023,083     $3,444,869
                                        ==========  ==========   ==========  ==========   ==========   =========      =========

The accompanying notes to financial statements are an integral part of these statements.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                      STATEMENTS OF CHANGES IN NET ASSETS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                                                                        FOR THE
                                                                                                                    PERIOD FROM
                                                                                                                AUGUST 23, 1994
                                                                                                                  (COMMENCEMENT
                                                                                                              OF OPERATIONS) TO
                                                                                                                   DECEMBER 31,
                                                                                                                           1994
                                                       INSURED                  S&P 100     DIVIDEND                     SELECT
                                        TAX-EXEMPT  TAX-EXEMPT   GOVERNMENT        PLUS    ACHIEVERS    BALANCED          VALUE
                                        ----------  ----------   ----------    --------    ---------    --------    -----------
OPERATIONS:
Net investment income                   $3,173,829    $955,841   $3,293,561    $666,087     $283,776    $561,540         $5,209
Net realized gains (losses)
  on investments                           (47,241)     66,090  (2,756,736)      35,946      247,262    (158,142)         1,218
Change in unrealized
  depreciation on
  investments for the year              (7,355,137) (2,433,455)  (3,446,518)   (280,056)    (283,366)   (551,820)       (43,787)
                                        ----------  ----------   ----------    --------     --------    --------        -------
  Net increase (decrease)
    in net assets resulting
     from operations                    (4,228,549) (1,411,524)  (2,909,693)    421,977      247,672    (148,422)       (37,360)
                                        ----------  ----------   ----------    --------     --------    --------        -------
NET EQUALIZATION CREDITS
  (DEBITS)                                       -           -            -      (1,543)      (6,017)    (34,419)         3,533
                                        ----------  ----------   ----------    --------     --------    --------        -------
DISTRIBUTIONS TO SHAREHOLDERS:
Net investment income
  ($0.45, $0.49, $0.61, $0.25,
  $0.18, $0.37 and $0.03 per share,
  respectively)                         (3,161,569)   (955,954)  (3,291,718)   (662,823)    (278,981)   (524,879)        (5,172)
Net realized gains on
  investments ($0.03, $0.01,
  $0.14,  and $0.01 per share,
  respectively)                                  -     (64,943)           -      (9,023)    (217,698)          -         (1,218)
Book return of capital
  ($0.01 per share)                              -           -            -           -            -           -         (3,533)
                                        ----------  ----------   ----------    --------     --------    --------        -------
  Total distributions                   (3,161,569) (1,020,897)  (3,291,718)   (671,846)    (496,679)   (524,879)        (9,923)
                                        ----------  ----------   ----------    --------     --------    --------        -------
CAPITAL SHARE TRANSACTIONS:
Proceeds from shares issued              2,416,990     766,966    4,589,107   6,312,396      823,795     755,568      1,972,277
Net asset value of shares
  issued in distributions                1,892,770     658,465    2,070,080     611,250      462,811     479,744          9,910
Cost of shares redeemed                 (9,529,596) (1,684,903)  (7,461,251) (5,582,809)  (5,728,824) (8,372,304)        (3,675)
                                        ----------  ----------   ----------    --------   ----------    --------        -------
  Net increase (decrease)
    in net assets from
    capital share
     transactions                       (5,219,836)   (259,472)    (802,064)  1,340,837   (4,442,218) (7,136,992)     1,978,512
                                        ----------  ----------   ----------   ---------   ----------    --------       --------
  Total increase (decrease)            (12,609,954) (2,691,893)  (7,003,475)  1,089,425   (4,697,242) (7,844,712)     1,934,762

NET ASSETS:

Balance at beginning of year            68,101,589  20,539,808   54,327,498  38,944,218   24,928,205  18,099,326              -
                                        ----------  ----------   ----------  ----------   ----------  ----------        -------
Balance at end of year                 $55,491,635 $17,847,915  $47,324,023 $40,033,643  $20,230,963 $10,254,614   $  1,934,762
                                        ==========  ==========   ==========   =========   ==========  ==========      =========
The accompanying notes to financial statements are an integral part of these statements.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. SIGNIFICANT ACCOUNTING POLICIES -

Principal Preservation Portfolios, Inc. (the "Fund"), registered under the Investment Company Act of 1940 as an open-end management investment company, is a series company with nine portfolios: Tax-Exempt Portfolio, Insured Tax-Exempt Portfolio, Government Portfolio, S&P100 Plus Portfolio, Dividend Achievers Portfolio, Balanced Portfolio, Select Value Portfolio, Wisconsin Tax-Exempt Portfolio and the Cash Reserve Portfolio. This report contains the information of all portfolios, except for the Cash Reserve Portfolio and the Wisconsin Tax-Exempt Portfolio which are contained in separate reports. The assets and liabilities of each portfolio are segregated and a shareholder's interest is limited to the portfolio in which the shareholder owns shares.

 The following is a summary of the significant accounting policies of the Fund.

 (a) Long-Term Securities and Short-Term Investments

   The long-term tax-exempt securities are valued at market or fair value using quotations by an independent pricing service (the "Service"). When in the judgment of the Service, quoted bid prices for securities are readily available and are representative of the bid side of the market, these investments are valued at the mean between quoted bid prices (as obtained by the Service from dealers in such securities) and ask prices (as calculated by the Service based upon its evaluation of the market for such securities). Securities for which, in the judgment of the Service, there are no readily obtainable market quotations (which may constitute a majority of the portfolio's securities) are carried at fair value as determined by the Service, based on methods which include consideration of yields or prices of municipal securities of comparable quality, coupon, maturity, type, indications as to values from dealers, and general market conditions.

   Long-term taxable fixed income securities are valued at market using quotations provided by an independent pricing service.

   Common and preferred stocks are valued at the last sales price reported by the New York Stock Exchange, other appropriate exchanges, or NASDAQ, on the date of valuation. Common and preferred stocks not traded on that date are valued at the last bid price.

   Short-term investments are valued at amortized cost, which approximates market value.

   Investment transactions are recorded on the trade date.

   Premiums on long-term tax-exempt securities are amortized to the shorter of call date or maturity. The fund does not amortize premiums on taxable long-term securities. The fund amortizes all discounts on taxable securities and on original issue discount tax-exempt securities.

 (b) Option Transactions

   For hedging purposes, the S&P 100 Plus Portfolio may buy and sell put and call options, write covered call options on portfolio securities, write cash-secured puts, and write call options that are not covered for cross-hedging purposes. The risk in writing a call option is that a fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that a fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that a fund pays a premium whether or not the option is exercised. A fund also has the additional risk of not being able to enter into a closing transaction if a liquid secondary market does not exist. The S&P 100 Plus Portfolio also may write over-the-counter options where the completion of the obligation is dependent upon the credit standing of another party.

   Option contracts are valued daily, and unrealized appreciation or depreciation is recorded. A fund will realize a gain or loss upon expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

 (c) Net Realized Gains and Losses and Investment Income

   Net realized gains and losses on securities sales (including options) are computed on the identified cost basis. Dividend income is recorded on the ex-dividend date. Interest income is recorded on an accrual basis. Total net realized gains on investments for the year ended December 31, 1995, were comprised of the following:

                                                       INSURED                  S&P 100     DIVIDEND                   SELECT
                                        TAX-EXEMPT  TAX-EXEMPT   GOVERNMENT        PLUS    ACHIEVERS    BALANCED        VALUE
                                        ----------  ----------   ----------   ---------    ---------    --------     --------
  Net realized gains
    on investments                      $1,105,058    $111,976   $1,836,450  $1,623,224     $382,791    $142,554     $136,222
  Net realized gains
    on options                                   -           -            -     161,795            -           -            -
                                        ----------    --------    ---------   ---------      -------     -------      -------
  Total net realized gains
    on investments                      $1,105,058    $111,976   $1,836,450  $1,785,019     $382,791    $142,554     $136,222
                                        ==========    ========   ==========  ==========     ========    ========     ========



 (d) Federal Income Taxes

   Provision has not been made for Federal income taxes since each portfolio has elected to be taxed as a "regulated investment company" and intends to distribute substantially all income to its shareholders and otherwise comply with the provisions of the Internal Revenue Code applicable to regulated investment companies. As of December 31, 1995, the Tax-Exempt Portfolio has Federal income tax capital loss carry forwards of $2,597,000 expiring in 1996 and $47,000 expiring in 2002; the Government Portfolio has capital loss carry forwards of $29,000 expiring in 1999 and $2,757,000 expiring in 2002; the Balanced Portfolio has capital loss carry forwards of $38,000 expiring in 2001 and $158,000 expiring in 2002. It is management's intention to make no distribution of any future realized capital gains until the Federal income tax capital loss carry forwards are exhausted.

   Distributions in excess of net investment income in the Tax-Exempt Portfolio of $24,414 for the year ended December 31, 1995, are the result of different accounting treatment of market discount on investments for book and tax purposes. This distribution does not represent a tax return of capital.

   Distributions in excess of net realized gains on investments in the Select Value Portfolio of $39,165 for the year ended December 31, 1995, are the result of losses on wash sales which are recognized for book purposes but not for tax purposes. This distribution does not represent a tax return of capital.

 (e) Expenses

   Fund expenses associated with a specific portfolio are charged to that portfolio as they are incurred. Common expenses incurred by the Fund are allocated, as incurred, between the portfolios based upon the ratio of the net assets of each portfolio to the combined net assets of the Fund.

 (f) Distributions to Shareholders

   Dividends to shareholders are recorded on the ex-dividend date.

 (g) Insurance

   Insurance guaranteeing the scheduled payment of the principal and interest on the bonds in the Insured Tax-Exempt Portfolio ("Portfolio") has been obtained by the issuer of the bonds or by the Portfolio. Such insurance does not guarantee the market value of the bonds or the net asset value of the Portfolio.

 (h) Deferred Organization Costs

   Costs incurred with the organization, initial registration and public offering of shares aggregating $13,627 for the Select Value Portfolio have been paid by the Fund and are being amortized over a five year period.

 (i) Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH RELATED PARTIES - The Fund has Investment Advisory Agreements (the "Agreements") with B.C.
Ziegler and Company ("Ziegler"), (with whom certain officers and directors of the Fund are affiliated) to serve as Investment Advisor (the "Advisor"). Pursuant to a SubAdvisory Agreement, Ziegler retains Ziegler Asset Management, Inc. ("ZAMI"), an affiliate of Ziegler, to assist in the management of the Tax-Exempt Portfolio, Insured Tax-Exempt Portfolio, Government Portfolio, Dividend Achievers Portfolio and Balanced Portfolio. In January 1996, the investment operations conducted by Ziegler were transferred to ZAMI and, following approval by the Fund's Board of Directors, the Agreements were assigned to ZAMI, which became the "Advisor," and the Sub-Advisory Agreement with ZAMI was thereby terminated. See Note 7-Subsequent Events below. The information set forth below in this note describes the Agreements (and Sub-Advisory Agreement) in effect for the year ended December 31, 1995. Under the Agreement, the Tax-Exempt, Insured Tax-Exempt and Government Portfolios pay Ziegler a monthly fee based upon the average daily net assets of each portfolio at the rate of .60% of the first $50,000,000 of each portfolio's average daily net assets, reducing to .50% on the next $200,000,000 of each portfolio's average daily net assets and .40% of each portfolio's average daily net assets in excess of $250,000,000. Ziegler pays ZAMI 30% of the fee paid by each of the portfolios, net of a pro rata amount of expenses, if any, paid by Ziegler in the operation of the portfolio.

 Under its Agreement, the Dividend Achievers Portfolio pays Ziegler a monthly fee based upon the Dividend Achievers average daily net assets at the rate of
 .75% of the first $250,000,000 of average daily net assets, reducing to .70% on the next $250,000,000, to .65% on the average daily net assets of over $500,000,000. Ziegler pays ZAMI 50% of the fee paid by the Dividend Achievers Portfolio, net of a pro rata amount of expenses, if any, paid by Ziegler in the operation of the portfolio.

 Under its Agreement, the Balanced Portfolio pays Ziegler a monthly fee based upon the Balanced average daily net assets at the rate of 0.60% of the first $50,000,000 of average daily net assets, 0.50% of the next $200,000,000 of average daily net assets and 0.40% of the average daily net assets in excess of $250,000,000. Ziegler pays ZAMI .30% on the first $50,000,000 of average daily net assets, 25% on the next $150,000,000 of average daily net assets and .20% on average daily net assets over $200,000,000, net of a pro rata amount of expenses, if any, paid by Ziegler in the operation of the fund.

 Pursuant to the Agreement, Ziegler has retained PanAgora Asset Management, Inc. ("PanAgora") to manage the S&P 100 Plus Portfolio. Under the Agreement, the S&P 100 Plus Portfolio pays Ziegler a monthly fee based on the average daily net assets of the Portfolio at the rate of .75% of the first $20,000,000 of the Portfolio's average daily net assets, .50% on the next $30,000,000, .40% on the next $50,000,000 in assets, .35% on the next $400,000,000 in assets, down to .30% on average daily net assets over $500,000,000. Ziegler pays PanAgora 50% of the fee paid by the S&P 100 Plus Portfolio, net of a pro rata amount of expenses, if any, paid by Ziegler in the operation of the Portfolio.

 Pursuant to the Agreement, Ziegler has retained Skyline Asset Management, Inc. (''Skyline'') to manage the Select Value Portfolio. Under the Agreement, the Select Value Portfolio pays Ziegler a monthly fee based on the average daily net assets of the Portfolio at the rate of .75% of the first $250,000,000 of the Portfolio's average daily net assets, and .65% on average daily net assets exceeding $250,000,000. Ziegler pays Skyline 50% of the fee paid by the Select Value Portfolio, net of a pro rata amount of expenses, if any, paid by Ziegler in the operation of the Portfolio.

 The Agreements provide that the Advisor's fee will be reduced or the Advisor will reimburse each Portfolio, by an amount necessary to prevent the total expenses of each Portfolio from exceeding limits applicable to each Portfolio in any state in which its shares are qualified for sale. For the S&P 100 Plus Portfolio any such reduction or reimbursement will be shared by PanAgora in the same proportion it would share in the advisory fee after expenses. The same applies for the Select Value Portfolio and its' relationship with Skyline.

 For the year ended December 31, 1995, none of the Portfolios exceeded the statutory expense limitation. However, the Advisor voluntarily reimbursed the Tax-Exempt Portfolio $3,699, the Insured Tax-Exempt Portfolio $9,688, the Government Portfolio $10,105, the Dividend Achievers Portfolio $49,439, the Balanced Portfolio $47,880 and the Select Value Portfolio $72,971. The Advisor is not obligated to continue the voluntary reimbursement in the future.

 On May 17, 1991, the Fund's shareholders approved a Distribution Agreement under Rule 12b-1. According to this agreement the Fund pays a distribution fee of up to 0.25% to the distributor which is passed through to the broker/dealer as a service fee. This fee is calculated on the average daily net assets of accounts opened on or after March 1, 1991, and is shown as broker service fees in the Statements of Operations.

 Ziegler has an Accounting and Pricing Agreement with the Fund to perform accounting and pricing services, a Depository Agreement with the Fund to be the depository for all investment securities and cash, and a Transfer and Dividend Disbursing and Shareholder Services Agency Agreement with the Fund to provide Transfer Agent Services. In addition, each Portfolio pays Ziegler commissions on sales of Portfolio shares. The transfer agent fees, commissions, accounting and pricing fees and depository fees paid to Ziegler during the year ended December 31, 1995, were as follows for each Portfolio:

                                                           ACCOUNTING
                                TRANSFER    COMMISSIONS   AND PRICING    DEPOSITORY
                              AGENT FEES   ON PORTFOLIO          FEES          FEES
                                                 SHARES
                              ----------   ------------   -----------    ----------
 Tax-Exempt Portfolio            $45,055        $46,341       $26,951       $20,253
 Insured Tax-Exempt Portfolio     18,159         17,253        19,000         8,964
 Government Portfolio             55,057         76,633        24,731        19,319
 S&P100 Plus Portfolio            64,422        177,540        24,213        17,017
 Dividend Achievers Portfolio     37,897         35,089        19,000         9,721
 Balanced Portfolio                8,274         14,357        19,000         4,825
 Select Value Portfolio            3,855         18,676        19,000         3,090
                                 -------       --------      --------      --------
 TOTAL                          $232,719       $385,889      $151,895       $83,189
                                ========       ========      ========      ========

 During 1995, an affiliate of Ziegler received $17,596 representing commissions from the purchases and sales of investments of the Dividend Achievers Portfolio and $3,770 representing commissions from the purchases and sales of investments of the Balanced Portfolio.

3. INVESTMENT TRANSACTIONS -

 Purchases and proceeds from sales of securities, excluding short-term investments, for the year ended December 31, 1995 aggregated:

                                         PURCHASES        PROCEEDS FROM SALES
                                        ----------        -------------------
 Tax-Exempt Portfolio                  $59,078,284                $63,125,257
 Insured Tax-Exempt Portfolio           11,763,688                 12,597,904
 Government Portfolio                   32,985,594                 33,416,339
 S&P100 Plus Portfolio                   3,608,113                  1,606,198
 Dividend Achievers Portfolio            7,604,624                  5,876,866
 Balanced Portfolio                        136,781                  3,807,199
 Select Value Portfolio                  4,121,566                  3,193,458


 Net unrealized appreciation on investments as of December 31, 1995, included:

                                                       INSURED                  S&P 100     DIVIDEND                   SELECT
                                        TAX-EXEMPT  TAX-EXEMPT   GOVERNMENT        PLUS    ACHIEVERS    BALANCED        VALUE
                                        ----------  ----------   ----------  ----------    ---------   ---------     --------
  Gross unrealized
    appreciation                        $2,844,924    $904,163   $2,189,395 $21,441,857   $7,625,177  $1,419,969     $379,736
  Gross unrealized
    (depreciation)                        (17,136)    (14,426)            -   (981,106)            -    (25,626)     (51,952)
                                        ----------  ----------   ----------  ----------   ----------  ----------   ----------
  Net unrealized
      appreciation                      $2,827,788    $889,737   $2,189,395 $20,460,751   $7,625,177  $1,394,343     $327,784
                                        ==========  ==========   ========== ==========    ==========  ==========   ==========

4. LINE OF CREDIT -

 The Fund has an available line of credit of $3,000,000. However, each Portfolio's borrowings, by investment restriction, cannot exceed 10% of the total net assets not including the borrowings. Interest expense incurred in connection with such borrowings was not material during the year. Borrowings under this arrangement bear interest approximating the then current Prime Rate. All borrowings under this line of credit are guaranteed by Ziegler. Each Portfolio's policies allow borrowings for temporary or emergency purposes.

5. CAPTIAL SHARE TRANSACTIONS -

 (a) The Fund has authorized capital of 1,000,000,000 shares at $.001 par value per share. The Fund's shares are divided into the separate portfolios. Three hundred fifty million of the Fund's authorized shares are allocated to the existing portfolios as follows:

                                               AUTHORIZED SHARES
                                               -----------------
   Tax-Exempt Portfolio                               50,000,000
   Insured Tax-Exempt Portfolio                       50,000,000
   Government Portfolio                               50,000,000
   S&P100 Plus Portfolio                              50,000,000
   Dividend Achievers Portfolio                       50,000,000
   Balanced Portfolio                                 50,000,000
   Select Value Portfolio                             50,000,000
                                                    ------------
                                       TOTAL         350,000,000
                                                    ============

   The Cash Reserve Portfolio has been allotted 400,000,000 shares and the Wisconsin Tax-Exempt Portfolio has been allotted 50,000,000 shares. The Cash Reserve Portfolio's shares are further subdivided into separate series of 200,000,000 shares each, Class X Common Stock (Retail Class) and Class Y Common Stock (Institutional Class). The remaining 200,000,000 Fund shares may be allocated to any of the above Portfolios, the Cash Reserve Portfolio, the Wisconsin Tax-Exempt Portfolio or to new portfolios as determined by the Board of Directors. The shares of each Portfolio have equal rights and privileges with all other shares of that Portfolio.

 (b) Capital share activity during the years ended December 31, 1994 and December 31, 1995 were as follows:

                                                       INSURED                  S&P 100     DIVIDEND                     SELECT
                                        TAX-EXEMPT  TAX-EXEMPT   GOVERNMENT        PLUS    ACHIEVERS    BALANCED        VALUE*<F23>
                                        ----------  ----------   ----------   ---------    ---------   ---------       -------
  SHARES OUTSTANDING
    AT DECEMBER 31, 1993                 7,235,721   1,955,796    5,443,146   2,589,791    1,859,976   1,759,073              -
    Shares issued                          270,681      77,746      486,979     420,403       61,803      74,790        213,466
    Shares issued in distributions         216,632      68,070      223,291      41,686       35,116      48,404          1,097
    Shares redeemed                    (1,086,789)   (173,684)    (801,549)   (373,786)    (428,336)   (841,181)          (410)
                                        ----------   ---------    ---------   ---------    ---------   ---------        -------
  SHARES OUTSTANDING
    AT DECEMBER 31, 1994                 6,636,245   1,927,928    5,351,867   2,678,094    1,528,559   1,041,086        214,153
    Shares issued                          123,855      58,905      223,052     336,655      109,425      28,818        129,950
    Shares issued in distributions         185,261      66,428      214,457     118,292       37,666      20,506         21,034
    Shares redeemed                      (934,740)   (229,298)    (672,644)   (210,737)    (179,324)   (505,930)       (27,781)
                                         ---------   ---------    ---------   ---------    ---------   ---------     ----------
  SHARES OUTSTANDING
    AT DECEMBER 31, 1995                 6,010,621   1,823,963    5,116,732   2,922,304    1,496,326     584,480        337,356
                                        ==========  ==========   ==========  ==========   ==========  ==========     ==========

   *<F23>Amounts shown for the Select Value Portfolio are the result of the Fund's operations from its commencement of operations on August 23, 1994.


 (c) Maximum offering price per share for the S&P 100 Plus, Dividend Achievers, Balanced and Select Value Portfolios is computed based on a maximum sales charge of 4.5% of the offering price or 4.71% of the net asset value. As of May 1, 1995 the maximum offering price per share for the Tax-Exempt, Insured Tax-Exempt and Government Portfolios is computed based on a maximum sales charge of 3.5% of the offering price or 3.62% of the net asset value. For the purpose of this computation, the price per share is derived from multiplying the net asset value and redemption price per share by 100 and then dividing the product by 95.5 and 96.5, respectively.

6. OPTION CONTRACTS WRITTEN -

 An analysis of option contracts written by the S&P 100 Plus Portfolio for the year ended December 31, 1995 is as follows:

                            NUMBER OF CONTRACTS              AMOUNT OF PREMIUM
                            -------------------              -----------------
Written                              845                           $173,891
Expired                              332                             71,898
Closed                               100                              7,962
Exercised                            358                             41,948
Outstanding:
Beginning of year                      0                                  0
                                  ------                           --------
End of Year                           55                             52,083
                                  ======                           ========

7. SUBSEQUENT EVENTS -

 (a) At the January 19, 1996 Board of Directors Meeting, the Directors approved the assignment of the Advisory contract from B.C. Ziegler and Company to Siegler Asset Management, Inc. Both of the companies are wholly owned subsidiaries of The Ziegler Companies, Inc. All of the expenses, personnel and terms of agreements will be identical in all material respects and will not affect the shareholders.

 (b) At the January 19, 1996 Board of Directors Meeting, the Directors approved, subject to shareholder approval, the reorganization of the Balanced Portfolio into the S&P 100 Plus Portfolio and the reorganization of the Insured Tax-Exempt Portfolio into the Tax-Exempt Portfolio, and recommended that the shareholders of the Balanced Portfolio and the Insured Tax-Exempt Portfolio, as the case may be, approve the reorganizations. These reorganizations must now be approved by such shareholders. If consummated, the net assets of the Balanced Portfolio and Insured Tax-Exempt Portfolio would be sold through tax-free reorganizations on or about April 30, 1996.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                              TAX-EXEMPT PORTFOLIO

                            SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 1995



 PRINCIPAL                                                                                           S&P  MOODY'S
    AMOUNT  DESCRIPTION                                                                            RATING  RATING         VALUE
                                                                                                    (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------------------

LONG-TERM TAX-EXEMPT SECURITIES - 98.2%
ALASKA - 6.7%
$1,000,000  Alaska Energy Authority, Power Revenue Bonds, First Series (Bradley                      AAA    Aaa      $1,086,250
            Lake Hydroelectric Project), 7.25%, due 07-01-2009

 1,500,000  Municipality of Anchorage, Alaska, 1995 General Obligation, General                      AAA    Aaa       1,550,625
             Purpose and General Obligation Refunding General Purpose Bonds,
            Series A, 6.00%, due 02-01-2015

 1,000,000  Municipality of Anchorage, Alaska, Hospital Revenue Refunding                            AA-     A1       1,125,000
            Bonds (Sisters of Providence Project), 7.125%, due 10-01-2005

CALIFORNIA - 2.0%
 1,095,000  The City of Los Angeles, Wastewater System Revenue Bonds,                                AAA    Aaa       1,153,856
            Refunding Series 1993-D, 6.00%, due 11-01-2014

FLORIDA - 1.9%
 1,000,000  City of Cape Coral, Florida, Wastewater Assessment Refunding and                         AAA    Aaa       1,083,750
            Improvement Bonds, Series 1992 (Green Area), 6.25%, due 07-01-2008

HAWAII - 1.8%
 1,000,000  City and County of Honolulu, Hawaii, General Obligation Bonds,                           AAA    Aaa         998,750
            Series 1995A, 5.25%, due 11-01-2013

ILLINOIS - 10.0%
 1,000,000  City of Chicago, General Obligation Bonds, Project Series A of 1992,                     AAA    Aaa       1,055,000
             6.25%, due 01-01-2012

 1,000,000  Public Building Commission of Chicago, Building Revenue Bonds                            AAA    Aaa       1,028,750
            (Chicago Part District) Series C of 1993, 5.80%, due 01-01-2013

 1,515,000  Illinois Educational Facilities Authority, Revenue Bonds, Illinois                        A      A1       1,537,725
            Wesleyan University, Series 1993, 5.60%, due 09-01-2013

 1,000,000  State of Illinois, Build Illinois Bonds (Sales Tax Revenue Refunding                     AAA     A1       1,022,500
            Bonds) Series Q, 5.75%, due 06-15-2014

 1,000,000  Metropolitan Fair and Exposition Authority (Illinois)Dedicated State                     AAA    Aaa       1,002,070
            Tax Revenue Bonds, Series 1986, 6.00%, due 06-01-2014

INDIANA - 13.6%
 1,400,000  Ball State University Board of Trustees, Ball State University Student                   AAA    Aaa       1,463,000


            Fee Bonds, Series G, 6.125%, due 07-01-2014

 1,000,000  Hammond Multi-School Building Corporation (Lake County, Indiana)                         AAA    Aaa       1,027,500
            First Mortgage Bonds, Series 1995, 5.80%, due 01-15-2015

 1,000,000  Indiana State Office Building Commission Capitol Complex Revenue                         AAA    Aaa       1,241,250
            Bonds, Series 1990A (Senate Avenue Parking Facility), 7.40%,
            due 07-01-2015

 1,170,000  Hospital Authority of Marion County (Indiana) Hospital Revenue                           AA-    AA2       1,212,413
            Refunding Bonds, Series 1989 (Methodist Hospital of Indiana, Inc.),
            6.50%, due 09-01-2013

 1,110,000  Hospital Authority of Monroe County, Hospital Revenue Refunding                          AAA    Aaa       1,180,762
            Bonds, Series 1989 (Bloomington Hospital Project), 7.125%,
            due 05-01-2011

 1,500,000  School Building Corporation of Warren Township, (Marion County,                          NR      A2       1,556,250
            Indiana)First Mortgage Bonds, Series 1992A, 6.00%, due 07-15-2012

IOWA - 1.9%
 1,000,000  State of Iowa, Certificates of Participation, Series 1992, 6.500%,                       AAA    Aaa       1,087,500
            due 07-01-2006

MASSACHUSETTS - 1.8%
 1,040,000  Town of Franklin, Massachusetts, General Obligation Bonds, 5.25%,                        AAA    Aaa       1,036,100
            due 11-15-2012

MICHIGAN - 13.6%
 1,210,000  Berkley School District, Oakland County, Michigan, 1995 School                           AAA    Aaa       1,229,663
            Building and Site Bonds (General Obligation - Unlimited Tax),
            5.625%, due 01-01-2015

 1,000,000  Clarkston Community Schools, County of Oakland, Michigan, 1993                           AA     AA2       1,028,750
            School Building &Site & Refunding Bonds (GO-Unlimited Tax),
            5.90%, due 05-01-2016

 1,750,000  City of Detroit, Michigan, Sewage Disposal System Revenue and                            AAA    Aaa       1,789,375
            Revenue Refunding Bonds, Series 1993-A, 5.70%, due 07-01-2013

 1,000,000  City of Kalamazoo, Kalamazoo County, Michigan, Downtown                                  AA-     A1       1,010,000
            Development Refunding Bonds, Series 1993 (General Obligation
            Limited Tax), 5.50%, due 04-01-2013

 1,500,000  Michigan Municipal Bond Authority, Local Government Loan Program                         AAA    Aaa       1,586,250
            Revenue Bonds, Series 1994A(Wayne County Building Authority
            Bonds), 6.00%, due 12-01-2013

 1,000,000  State of Michigan, Comprehensive Transportation Refunding Bonds,                         AA-     A1       1,015,000
            Series 1992B, 5.75%, due 05-15-2011

MINNESOTA - 1.8%
 1,000,000  Independent School District 196 (Rosemount - Apple Valley - Eagan),                      AA     AA2       1,035,000
            Minnesota, General Obligation School Building Bonds, Series 1994A,
            5.875%, due 06-01-2014

NEVADA - 1.9%
 1,000,000  Washoe County, Nevada, Gas and Water Facility Revenue Refunding                          AAA    Aaa       1,053,750
            Bonds, Variable Rate Demand, 6.30%, due 12-01-2014

NEW YORK - 6.4%
 1,650,000  Dutchess County Resource Recovery Agency, New York Solid                                 AAA    Aaa       1,831,500
            Waste Management System Revenue Bonds, Series 1990A, 7.50%,
            due 01-01-2009

 1,700,000  Dormitory Authority of the State of New York, New York University                        AAA    Aaa       1,780,750
            Insured Revenue Bonds, Series 1991, 6.00%, due 07-01-2015

OKLAHOMA - 7.0%
 1,000,000  Norman Regional Hospital Authority, (Norman, Oklahoma) Hospital                          AAA    Aaa       1,090,000


Total Investments                                                                                                   $55,540,585
                                                                                                                     ==========


                 Percentages shown are a percent of net assets.

  The accompanying notes to financial statements are an integral part of this schedule.



            Revenue Bonds, Series 1991, 6.75%, due 09-01-2011

 1,000,000  City of Oklahoma City, Oklahoma, General Obligation Bonds, Series                        AA     AA2       1,026,250
            1994, 5.625%, due 03-01-2013

 1,800,000  Pottawatomie County Development Authority, Water Revenue                                 AAA    Aaa       1,831,500
            Bonds, Series 1993 (North Deer Creek Reservoir Project), 5.80%,
            due 07-01-2015

RHODE ISLAND - 2.0%
 1,150,000  Rhode Island Convention Center Authority, Revenue Bonds, 1993                            AAA    Aaa       1,157,188
            Series A, 5.50%, due 05-15-2013

TENNESSEE - 1.8%
 1,000,000  Shelby County, Tennessee, General Obligation Refunding Bonds, 1995                       AA+    AA2       1,028,750
            Series A, 5.625%, due 04-01-2015

TEXAS - 6.3%
 1,300,000  Brazos River Authority (Texas), Collateralized Revenue Refunding                         AAA    Aaa       1,327,625
            Bonds (Houston Lighting &Power Company Project), Series 1995,
            5.80%, due 08-01-2015

 1,000,000  Dallas - Fort Worth Regional Airport Joint Revenue Refunding Bonds,                      AAA    Aaa       1,165,000
            Series 1992A, 7.375%, due 11-01-2011

 1,000,000  Texas Water Development Board, State Revolving Fund, Senior Lien                         AAA    AA2       1,057,500
            Revenue Bonds, Series 1992, 6.00%, due 07-15-2013

UTAH - 4.0%
 1,185,000  State of Utah, State Building Ownership Authority, Lease Revenue                         AA     AA2       1,216,106
            Refunding Bonds, Series 1992A, (Department of Employment Security
            Project), 5.75%, due 08-15-2011

 1,000,000  State of Utah, State Building Ownership Authority Lease Revenue                          AAA    Aaa       1,023,750
            Bonds (State Facilities Master Lease Program), Series 1995A, 5.70%,
            due 05-15-2015

VIRGINIA - 6.8%
 1,000,000  Chesapeake, Virginia, Industrial Development Authority, Public                           AAA    Aaa       1,020,000
            Facility Lease Revenue Bonds (City Jail Project), Series of 1994,
            5.625%, due 06-01-2014

 1,750,000  Fairfax County Water Authority, Water Refunding Revenue Bonds,                           AA-    AA2       1,785,000
            Series 1992, 5.75%, due 04-01-2014

 1,000,000  Southeastern Public Service Authority of Virginia, Senior Revenue &                      AAA    Aaa       1,016,250
            Revenue Refunding Bonds, Series 1989 (Regional Solid Waste
            System), 6.00%, due 07-01-2015

WASHINGTON - 1.8%
 1,000,000  State of Washington, General Obligation Bonds, Series 1994B, 5.75%,                      AAA    Aaa       1,013,750
            due 05-01-2013

WISCONSIN - 5.1%
 1,000,000  Wisconsin Health and Educational Facilities Authority, Revenue                           AA2     NR       1,043,750
            Bonds, Series 1995, (Franciscan Skemp Medical Center, Inc.),
            6.125%, due 11-15-2015

 1,750,000  Wisconsin Health Facility Authority, Revenue Bonds, Series 1987                           A      NR       1,815,625
            (Good Samaritan Medical Center, Inc. Refinancing), St. Luke's                                            ----------
            Hospital, Inc., Milwaukee, Wisconsin, 7.00%, due 03-01-2009

Total Long-Term Tax-Exempt Securities (Cost $52,599,345)                                                             55,427,133

SHORT-TERM TAX-EXEMPT SECURITIES - 0.2%

MONEY MARKET
  $113,452  Federated Tax-Free Trust                                                                                    113,452
                                                                                                                     ----------


                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                          INSURED TAX-EXEMPT PORTFOLIO


                            SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 1995


 PRINCIPAL                                                                                           S&P  MOODY'S
    AMOUNT  DESCRIPTION                                                                            RATING  RATING         VALUE
                                                                                                   (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------------------
LONG-TERM TAX-EXEMPT SECURITIES - 98.5%
ALASKA - 4.3%
  $800,000  Municipality of Anchorage, Alaska, 1993 General Obligation School                        AAA    Aaa        $804,000
            Bonds, 5.60%, due 01-01-2014 (AMBAC)

DISTRICT OF COLUMBIA - 1.1%
   200,000  District of Columbia, (Washington, D.C.) General Obligation Bonds,                       AAA    Aaa         209,750
            Series 1992B, 6.30%, due 06-01-2012 (MBIA)

ILLINOIS - 17.0%
   900,000  City of Chicago, General Obligation Bonds, (Emergency Telephone                          AAA    Aaa         904,500
            System) Series 1993, 5.625%, due 01-01-2023 (FGIC)

   700,000  Public Building Commission of Chicago, Building Revenue Bonds,                           AAA    Aaa         797,125
            (Board of Education of the City of Chicago) Series A of 1990, 6.50%,
            due 01-01-2018 (MBIA)

   550,000  Illinois Health Facilities Authority, Revenue Bonds, Series 1992B,                       AAA    Aaa         591,250
            (Franciscan Sisters Health Care Corp. Project), 6.625%,
            due 09-01-2013 (MBIA)

   900,000  Illinois Municipal Electric Agency, Power Supply System Revenue                          AAA    Aaa         905,625
            Bonds, Series 1991A, 5.75%, due 02-01-2021 (AMBAC)

INDIANA - 6.3%
   600,000  Hospital Authority of Richmond (Indiana) Hospital Refunding Revenue                      AAA    Aaa         633,000
            Bonds, Series 1992 (Reid Hospital &Health Care Services, Inc.),
            6.25%, due 01-01-2012 (FGIC)

   500,000  Hospital Authority of St. Joseph County (Indiana) Fixed Rate                             AAA    Aaa         550,625
            Hospital Revenue Refunding Bonds, Series 1991A, 7.00%,
            due 08-15-2011 (MBIA)

IOWA - 2.8%
   510,000  City of Waterloo, Black Hawk County, Iowa, General Obligation                            AAA    Aaa         524,662
            Bonds, Series 1994A, 6.00%, due 06-01-2014 (FSA)

LOUISIANA - 3.8%
   700,000  Public Improvement Bonds, Issue of 1995, City of New Orleans,                            AAA    Aaa         717,500
            Louisiana, 5.85%, due 11-01-2013 (FGIC)

MASSACHUSETTS - 3.3%


   600,000  Boston Water and Sewer Commission, General Revenue Bonds, 1991                           AAA    Aaa         616,500
            Series A (Senior Series) 6.00%, due 11-01-2021 (FGIC)

MICHIGAN - 10.0%
 1,000,000  Economic Development Corporation of the County of Gratiot,                               AAA    Aaa         973,750
            Michigan, Limited Obligation Revenue Refunding Bonds Series 1993
            (Michigan Masonic Home Project), 5.20%, due 11-15-2012 (AMBAC)

   400,000  School District of the City of River Rouge, County of Wayne, State of                    AAA    Aaa         406,500
            Michigan, 1993 School Building and Site Bonds (General Obligation-
            Unlimited Tax), 5.60%, due 05-01-2014 (FSA)

   500,000  Shelby Public School, Oceana County, Michigan, 1995 School Building                      AAA    Aaa         507,500
            and Site Bonds (General Obligation-Unlimited Tax), 5.60%,
            due 05-01-2013 (MBIA)

NORTH CAROLINA - 7.0%
   900,000  North Carolina Municipal Power Agency Number 1, Catawba Electric                         AAA    Aaa         911,250
            Revenue Bonds, Series 1992, 5.75%, due 01-01-2015 (MBIA)

   400,000  North Carolina Eastern Municipal Power Agency, Power System                              AAA    Aaa         398,000
            Revenue Bonds, Refunding Series 1993B, 5.50%, due 01-01-2017
            (FGIC)

PENNSYLVANIA - 3.9%
   700,000  Greater Johnstown Water Authority, Cambria County, Pennsylvania                          AAA    Aaa         740,250
            Water Revenue Bonds, Series of 1992, 6.40%, due 01-01-2012 (FSA)

SOUTH CAROLINA - 2.3%
   400,000  Piedmont Municipal Power Agency (South Carolina) Electric Revenue                        AAA    Aaa         441,000
            Bonds, 1991 Refunding Series A, 6.125%, due 01-01-2007 (FGIC)

TEXAS - 4.0%
   700,000  City of Houston, Texas, Water and Sewer System, Junior Lien Revenue                      AAA    Aaa         750,750
            Bonds, Series 1991A, 6.50%, due 12-01-2021 (AMBAC)

UTAH - 8.2%
   675,000  Central Utah Water Conservancy District, State of Utah, General                          AAA    Aaa         652,219
            Obligation (Limited Tax) Refunding Bonds, Series 1993, 5.25%,
            due 04-01-2018 (MBIA)

   900,000  Salt Lake County Water Conservancy District, Water Conservancy                           AAA    Aaa         886,500
            Revenue Bonds, Series 1993A, 5.35%, due 10-01-2018 (AMBAC)

VERMONT - 5.5%
 1,000,000  Vermont Educational & Health Buildings Financing Agency, Hospital                        AAA    Aaa       1,036,250
            Revenue Bonds (Medical Center Hospital of Vermont) Series 1993,
            6.20%, due 09-01-2016 (FGIC)

WASHINGTON - 4.3%
   350,000  Everett School District No. 2, Snohomish County, Unlimited Tax                           AAA    Aaa         371,875
            General Obligation and Refunding Bonds, Series 1993, 6.20%,
            due 12-01-2012 (MBIA)

   400,000  Snohomish County, Washington, Solid Waste Revenue Bonds, 7.00%,                          AAA    Aaa         437,000
            due 12-01-2010 (MBIA)

WISCONSIN - 10.1%
   700,000  Unified School District of Antigo, Langlade, Marathon and                                AAA    Aaa         742,875
            Shawano Counties, Wisconsin, Certificates of Participation, 6.60%,
            due 07-15-2008 (FSA)

   400,000  Wisconsin Health and Educational Facilities Authority, Revenue Bonds,                    AAA    Aaa         433,000
            Series 1992, (Children's Hospital of Wisconsin, Inc. Project), 6.50%,
            due 08-15-2010 (FGIC)

   700,000  Wisconsin Health Facilities Authority Revenue Bonds Series 1987                           A      NR         728,875
            (Good Samaritan Medical Center Refinancing)St. Luke's Hospital Inc.,
            Milwaukee, Wisconsin, 7.25%, due 03-01-2014 (FGIC)


WYOMING - 4.6%
   800,000  Trustees of the University of Wyoming, Facilities Revenue Bonds,                         AAA    Aaa         876,000
            Series 1991, 7.10%, due 06-01-2010 (MBIA)                                                                ----------

Total Long-Term Tax-Exempt Securities (Cost $17,658,395)                                                             18,548,131

SHORT-TERM TAX-EXEMPT SECURITIES - 0.2%

MONEY MARKET
   $27,072  Federated Tax-Free Trust                                                                                     27,072
     5,113  Portico Tax-Exempt                                                                                            5,113
                                                                                                                     ----------
Total Short-Term Investments                                                                                             32,185
                                                                                                                     ----------
Total Investments                                                                                                   $18,580,316
                                                                                                                    ===========

             AMBAC: American Municipal Bond Assurance Corporation
                       FSA: Financial Security Assurance
                  FGIC: Financial Guaranty Insurance Company
                  MBIA: Municipal Bond Insurance Association

                Percentages shown are a percent of net assets.

  The accompanying notes to financial statements are an integral part of this schedule.



                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                              GOVERNMENT PORTFOLIO

                            SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 1995

 PRINCIPAL                                                                   INTEREST                                    MARKET
    AMOUNT  DESCRIPTION                                                          RATE                 MATURITY            VALUE
-------------------------------------------------------------------------------------------------------------------------------
U.S. GOVERNMENT OBLIGATIONS - 98.2%

$7,800,000  U.S. Treasury Note                                                 8.125%               02-15-1998       $8,248,500
 2,000,000  U.S. Treasury Note                                                 7.375%               05-15-1996        2,016,250
 7,800,000  U.S. Treasury Note                                                11.625%               11-15-2002       10,520,250
 7,500,000  U.S. Treasury Note                                                 7.375%               11-15-1997        7,785,937
 8,500,000  U.S. Treasury Note                                                11.125%               08-15-2003       11,419,206
 3,300,000  U.S. Treasury Note                                                 7.875%               11-15-2004        3,822,839
 4,500,000  U.S. Treasury Note                                                 8.000%               01-15-1997        4,623,750
                                                                                                                     ----------
Total U.S. Government Obligations (Cost $46,247,337)                                                                 48,436,732

SHORT-TERM INVESTMENTS - 0.4%

MONEY MARKET
  $181,097  Dreyfus Treasury Prime Cash Management                                                                      181,097
                                                                                                                     ----------
Total Investments                                                                                                   $48,617,829
                                                                                                                    ===========

                 Percentages shown are a percent of net assets.

  The accompanying notes to financial statements are an integral part of this schedule.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                             S&P100 PLUS PORTFOLIO

                            SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 1995



                                         NUMBER       MARKET
                                      OF SHARES        VALUE
                                      ---------     --------
COMMON STOCKS - 93.3%

BASIC INDUSTRIES - 5.2%
  Aluminum Company of America             4,800     $253,800
*<F18>Bethlehem Steel Corporation         2,900       40,600
  Boise Cascade Corporation               1,266       43,835
  Champion International                  2,600      109,200
  Dow Chemical Company                    7,250      510,219
  Dupont (E.I.) de Nemours
    and Company                          15,200    1,062,100
  Homestake Mining Company                3,800       59,375
  International Paper Company             6,800      257,550
  Monsanto Company                        3,300      404,250
  Weyerhaeuser Company                    5,700      246,525
                                                   ---------
                                                   2,987,454
                                                   ---------
CONSUMER DURABLES - 4.7%
  Black & Decker Corporation              2,300       81,075
  Brunswick Corporation                   2,600       62,400
  Chrysler Corporation                   10,600      586,975
  Ford Motor Company                     29,600      858,400
  General Motors Corporation             20,700    1,094,513
                                                   ---------
                                                   2,683,363
                                                   ---------
CONSUMER NONDURABLES - 9.8%
  Avon Products, Inc.                     2,000      150,750
  Coca-Cola Company                      35,000    2,598,750
  Colgate-Palmolive Company               4,000      281,000
  Eastman Kodak Company                   9,400      629,800
  Heinz (H.J.) Company                   10,100      334,562
  International Flavors &
    Fragrances Inc.                       3,100      148,800
  PepsiCo, Inc.                          21,900    1,223,662
  Polaroid Corporation                    1,300       61,588
  Ralston Purina Group                    2,900      180,888
                                                   ---------
                                                   5,609,800
                                                   ---------
CONSUMER SERVICE - 8.7%
  Capital Cities/ABC, Inc.                4,300      530,512
  Walt Disney Company                    14,300      843,700
*<F18>Harrah's Entertainment, Inc.        2,850       69,112
  Kmart Corporation                      12,600       91,350
  Limited  (The), Inc.                   10,000      173,750
  May Department Stores Company           6,900      291,525
  McDonald's Corporation                 19,400      875,425
  Sears, Roebuck &Co.                    10,700      417,300
  Tandy Corporation                       2,000       83,000
*<F18>Toys "R" Us, Inc.                   7,625      165,844
  Wal-Mart Stores, Inc.                  63,500    1,420,813
                                                   ---------
                                                   4,962,331
                                                   ---------
CAPITAL GOODS - 10.7%



  The Boeing Company                      9,350      732,806
  Fluor Corporation                       2,300      151,800
  General Dynamics Corporation            1,800      106,425
  General Electric Company               46,100    3,319,200
  Minnesota Mining &
    Manufacturing Company                11,700      775,125
  Raytheon Company                        6,700      316,575
  Rockwell International Corporation      6,100      322,538
  Teledyne, Inc.                          1,500       38,438
  United Technologies Corporation         3,500      332,062
                                                   ---------
                                                   6,094,969
                                                   ---------
ENERGY - 11.6%
  Amoco Corporation                      13,700      984,687
  Atlantic Richfield Company              4,400      487,300
  Baker Hughes Incorporated               3,860       94,087
  Coastal Corporation                     2,900      108,025
  Exxon Corporation                      34,300    2,748,288
  Halliburton Company                     3,200      162,000
  Mobil Corporation                      11,000    1,232,000
  Occidental Petroleum Corporation        8,800      188,100
  Schlumberger Limited                    6,700      463,975
  Williams Companies, Inc.                2,800      122,850
                                                   ---------
                                                   6,591,312
                                                   ---------
FINANCIAL - 8.7%
  American International Group, Inc.     13,143    1,215,728
  American Express Company               13,500      558,562
  American General Corporation            5,600      195,300
  BankAmerica Corporation                10,300      666,925
  CIGNA Corporation                       2,000      206,500
  Citicorp                               11,700      786,825
  First Chicago NBD Corporation           8,725      344,638
  First Fidelity Bancorporation           2,200      165,825
  First Interstate Bancorp                2,300      313,950
  Great Western Financial Corporation     3,650       93,075
  ITT Hartford Group, Inc.                3,200      154,800
  Merrill Lynch &Co., Inc.                4,900      249,900
                                                   ---------
                                                   4,952,028
                                                   ---------
HEALTH CARE - 10.4%
  Baxter International Inc.               7,600      318,250
  Bristol-Myers Squibb Company           14,260    1,224,578
  Johnson &Johnson                       17,800    1,524,125
  Mallinckrodt Group Inc.                 2,100       76,387
  Merck &Co., Inc.                       34,200    2,248,650
  Pharmacia & Upjohn, Inc.               13,860      537,075
                                                   ---------
                                                   5,929,065
                                                   ---------
TECHNOLOGY - 10.5%
  AMP Incorporated                        5,800      222,575
*<F18>Ceridian Corporation                1,800       74,250
*<F18>Computer Sciences Corporation       1,400       98,350
*<F18>Digital Equipment Corporation       4,100      262,913
*<F18>Federal Express Corporation         1,500      110,812
  Harris Corporation                      1,100       60,088
  Hewlett-Packard Company                14,000    1,172,500
  Honeywell Inc.                          3,700      179,912
  International Business Machines
    Corporation                          15,700    1,440,475
  Intel Corporation                      23,000    1,305,250
*<F18>National Semiconductor Corporation  3,300       73,425
  Northern Telecom Limited                6,900      296,700
  Tektronix, Inc.                           800       39,300
  Texas Instruments Inc.                  5,000      258,750



*<F18>Unisys Corporation                  4,700       26,437
  Xerox Corporation                       2,847      390,039
                                                   ---------
                                                   6,011,776
                                                   ---------
TRANSPORTATION - 1.2%
  Burlington Northern
    Santa Fe Corporation                  3,900      304,200
  Delta Air Lines, Inc.                   1,400      103,425
  Norfolk Southern Corporation            3,800      301,625
                                                    --------
                                                     709,250
                                                     -------
UTILITIES - 11.8%
  American Telephone and
    Telegraph Company                    43,742    2,832,295
  American Electric Power
    Company, Inc.                         5,100      206,550
  Ameritech Corporation                  15,300      902,700
  Bell Atlantic Corporation              12,000      802,500
  Entergy Corporation                     6,400      187,200
  MCICommunications Corporation          18,800      491,150
*<F18>NYNEX Corporation                  11,800      637,200
  Southern Company                       18,400      453,100
  Unicom Corporation                      5,900      193,225
                                                   ---------
                                                   6,705,920
                                                   ---------
Total Common Stocks
  (cost $32,754,313)                              53,237,268
                                                  ----------
PREFERRED STOCK - 0.0%

CAPITAL GOODS - 0.0%
  Teledyne Inc. Series E Preferred           60          862
                                                      ------
Total Preferred Stock (cost $892)                        862
                                                      ------
OPTION CONTRACTS PURCHASED - 0.1%
  SPXMarch 96 615 Call                    5,500       82,500
                                                      ------
Total Calls Purchased (cost $95,727)                  82,500
                                                      ------
SHORT-TERM INVESTMENTS - 6.7%
MONEY MARKET - 5.0%
  Federated Master Trust              1,700,651    1,700,651
  Prospect Hill                       1,162,012    1,162,012
                                                   ---------
Total Short-Term Investments                       2,862,663
                                                   ---------
GOVERNMENT OBLIGATIONS - 1.7%
  +<F19>U.S. Treasury Bill
    4.90%, due 03-21-1996            $1,000,000      989,268
                                                   ---------
Total Government
  Obligations (cost $989,111)                        989,268
                                                  ----------
Total Investments                                $57,172,561
                                                 ===========


*<F18> Non-income producing
+<F19> Segregated as collateral against option contracts.

                 Percentages shown are a percent of net assets.

  The accompanying notes to financial statements are an integral part of this schedule.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                          DIVIDEND ACHIEVERS PORTFOLIO

                            SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 1995

                                         NUMBER       MARKET
                                      OF SHARES        VALUE
                                     ----------      -------
COMMON STOCKS - 97.1%

AUTOS AND TRANSPORTATION - 1.5%
  Illinois Central Corporation           10,000     $383,750
                                                    --------
                                                     383,750
                                                    --------
CONSUMER NONDURABLES - 24.5%
  Coca-Cola Company                       8,000      594,000
  Eastman Kodak Company                  10,800      723,600
  Gillette Company                       21,600    1,125,900
  Heinz (H.J.)Company                    15,000      496,875
  International Flavors &
    Fragrances Inc.                      14,900      715,200
  Kimberly-Clark Corporation             10,800      893,700
  PepsiCo, Inc.                          18,500    1,033,688
  Sherwin-Williams Company               15,700      639,775
                                                   ---------
                                                   6,222,738
                                                   ---------
CONSUMER SERVICE - 11.3%
  Albertsons, Inc.                       18,100      595,037
  Walt Disney Company                    10,000      590,000
  McDonald's Corporation                 21,600      974,700
  Walgreen Co.                           24,000      717,000
                                                   ---------
                                                   2,876,737
                                                   ---------
CAPITAL GOODS - 8.8%
  Avery-Dennison Corporation             14,200      711,775
  General Electric Company               12,000      864,000
  Minnesota Mining &
    Manufacturing Company                10,000      662,500
                                                   ---------
                                                   2,238,275
                                                   ---------
ENERGY - 9.6%
  Mobil Corporation                       7,200      806,400
  Royal Dutch Petroleum Company           5,935      837,577
  Williams Companies, Inc.               18,000      789,750
                                                   ---------
                                                   2,433,727
                                                   ---------
FINANCIAL - 11.8%
  BankAmerica Corporation                10,000      647,500
  Federal National Mortgage
    Association                           9,000    1,117,125
  Jefferson-Pilot Corporation            15,000      697,500
  MGICInvestment Corporation             10,000      542,500
                                                   ---------
                                                   3,004,625
                                                   ---------
HEALTH CARE - 5.3%
  Baxter International Inc.              10,000      418,750
  Johnson &Johnson                       10,800      924,750
                                                   ---------
                                                   1,343,500
                                                   ---------
TECHNOLOGY - 17.7%


  AMP Incorporated                       16,000      614,000
  Diebold, Inc.                          16,250      899,844
  General Motors Corporation -
    Class E Common Stock                 18,400      956,800
  Hewlett-Packard Company                10,000      837,500
  Intel Corporation                      10,000      567,500
  Motorola, Inc.                         10,800      615,600
                                                   ---------
                                                   4,491,244
                                                   ---------
UTILITIES - 6.6%
  GTE Corporation                        10,000      440,000
  SBC Communications, Inc.               10,800      621,000
  Sprint Corporation                     15,000      598,125
                                                   ---------
                                                   1,659,125
                                                   ---------
Total Common Stocks
  (cost $17,028,544)                              24,653,721
                                                  ----------
SHORT-TERM INVESTMENTS - 3.1%
MONEY MARKET - 3.1%
  Federated Master Trust                700,675      700,675
  Prospect Hill                          99,654       99,654
                                                  ----------
Total Short-Term Investments                         800,329
                                                  ----------
Total Investments                                $25,454,050
                                                 ===========



                 Percentages shown are a percent of net assets.

  The accompanying notes to financial statements are an integral part of this schedule.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                               BALANCED PORTFOLIO

                            SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 1995

                                         NUMBER      MARKET
                                      OF SHARES        VALUE
                                   OR PAR VALUE
                                   ------------     --------

COMMON STOCKS - 65.5%

CONSUMER NONDURABLES - 13.1%
  Colgate-Palmolive Company               1,850     $129,962
  Eastman Kodak Company                   2,350      157,450
  Gillette Company                        3,200      166,800
  International Flavors &
    Fragrances Inc.                       2,750      132,000
  Kimberly-Clark Corporation              2,000      165,500
  PepsiCo, Inc.                           3,100      173,213
                                                     -------
                                                     924,925
                                                     -------
CONSUMER SERVICE - 6.7%
  Dun & Bradstreet Corporation            2,300      148,925
  McDonald's Corporation                  3,500      157,938
  Walgreen Co.                            5,400      161,325
                                                     -------
                                                     468,188
                                                     -------


CAPITAL GOODS - 6.8%
  Avery-Dennison Corporation              3,300      165,412
  General Electric Company                2,300      165,600
  Minnesota Mining &
    Manufacturing Company                 2,200      145,750
                                                     -------
                                                     476,762
                                                     -------
ENERGY - 8.5%
  Amoco Corporation                       2,000      143,750
  Exxon Corporation                       1,900      152,237
  Mobil Corporation                       1,350      151,200
  Royal Dutch Petroleum Company           1,100      155,238
                                                     -------
                                                     602,425
                                                     -------
FINANCIAL - 8.8%
  Banc One Corporation                    3,388      127,897
  BankAmerica Corporation                 2,100      135,975
  Federal National Mortgage
    Association                           1,550      192,394
  Jefferson-Pilot Corporation             3,412      158,681
                                                     -------
                                                     614,947
                                                     -------
HEALTH CARE - 4.5%
  Johnson & Johnson                       2,000      171,250
  Schering-Plough Corporation             2,600      142,350
                                                     -------
                                                     313,600
                                                     -------
TECHNOLOGY - 10.4%
  AMP Incorporated                        3,000      115,125
  General Motors Corporation -
    $3.25 Preferred, Series C             1,900      139,175
  Loral Corporation                       5,200      183,950
  Pitney Bowes Inc.                       2,900      136,300
  Xerox Corporation                       1,150      157,550
                                                     -------
                                                     732,100
                                                     -------
UTILITIES - 6.7%
  American Telephone and
    Telegraph Company                     1,900      123,025
  GTE Corporation                         3,900      171,600
  SBC Communications, Inc.                3,000      172,500
                                                     -------
                                                     467,125
                                                     -------
Total Common Stocks
  (cost $3,210,177)                                4,600,072
                                                   ---------

CORPORATE BONDS - 4.3%
  Northern States Power,
    6.125%, 12-01-2005                 $300,000      299,648
                                                     -------
Total Corporate Bonds
  (cost $297,360)                                    299,648
                                                     -------



PRINCIPAL                            INTEREST                    MARKET
AMOUNT      DESCRIPTION                  RATE       MATURITY      VALUE
-----------------------------------------------------------------------
U.S. GOVERNMENT OBLIGATIONS - 29.7%
  $300,000  U.S. Treasury Note         5.750%     10-31-1997   $303,000


   500,000  U.S. Treasury Note         6.125%     12-31-1996    504,843
   250,000  U.S. Treasury Note         5.375%     05-31-1998    250,859
   500,000  U.S. Treasury Note         7.000%     09-30-1996    506,562
   500,000  U.S. Treasury Note         6.750%     06-30-1999    522,813
                                                              ---------
Total U.S. Government Obligations (Cost $2,085,917)           2,088,077
                                                              ---------

SHORT-TERM INVESTMENTS - 3.4%

MONEY MARKET - 3.4%
   $129,562 Dreyfus Cash Management Plus                        129,562
   108,201  Prospect Hill                                       108,201
                                                              ---------
Total Short-Term Investments                                    237,763
                                                              ---------
Total Investments                                            $7,225,560
                                                             ==========


                 Percentages shown are a percent of net assets.

  The accompanying notes to financial statements are an integral part of this schedule.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                             SELECT VALUE PORTFOLIO

                            SCHEDULE OF INVESTMENTS
                               DECEMBER 31, 1995

                                         NUMBER       MARKET
                                      OF SHARES       VALUE
                                   OR PAR VALUE
                                   ------------      -------
COMMON STOCKS - 89.0%

AUTOS & TRANSPORTATION - 5.2%
*<F22>Canadian National Railway Company,
    Common Shares Represented by
    Installment Receipts                    500       $7,500
  Echlin Inc.                             2,300       83,950
  Illinois Central Corporation            2,300       88,263
                                                     -------
                                                     179,713
                                                     -------
CONSUMER DISCRETIONARY - 11.5%
  Alberto-Culver Company, Class A         2,800       85,400
*<F22>Buffets, Inc.                       3,300       45,375
  Claire's Stores, Inc.                   3,500       61,687
*<F22>Jones Apparel Group, Inc.           2,600      102,375
  Pier 1 Imports, Inc.                    8,420       95,778
  Royal Caribbean Cruises, Ltd.             200        4,400
                                                     -------
                                                     395,015
                                                     -------
CONSUMER STAPLES - 7.7%
  Dial Corporation                        3,000       88,875
  First Brands Corporation                2,200      104,775
  Hudson Foods, Inc.                      4,200       72,450
                                                     -------
                                                     266,100
                                                     -------
ENERGY - 1.8%
*<F22>Newfield Exploration Company        2,300       62,100
                                                     -------
                                                      62,100
                                                     -------


FINANCIAL - 25.8%
  AT&T Capital Corporation                  700       26,775
  Advanta Corporation, Class B            1,700       61,837
*<F22>Amresco, Inc.                       2,800       35,700
  Cullen/Forst Bankers, Inc.              1,400       70,000
  Finova Group Inc.                       1,200       57,900
  Fremont General Corporation             2,000       73,500
  Greenpoint Financial Corporation        2,900       77,575
  Paul Revere Corporation (The)           3,200       66,400
  PennCorp Financial Group, Inc.          3,000       88,125
  Prudential Reinsurance Holdings, Inc.   3,800       88,825
  Reinsurance Group of America,
    Incorporated                          2,000       73,250
  Selective Insurance Group, Inc.           500       17,750
  Southern National Corporation           3,000       78,750
  The PMI Group, Inc.                     1,600       72,400
                                                     -------
                                                     888,787
                                                     -------
HEALTH CARE - 7.9%
*<F22>Community Psychiatric Centers       6,900      $84,525
*<F22>Sierra Health Services, Inc.        3,000       95,250
*<F22>Sybron International Corporation -
    Wisconsin                             3,900       92,625
                                                     -------
                                                     272,400
                                                     -------
MATERIALS & PROCESSING - 7.2%
*<F22>American Standard Companies, Inc.   2,800       78,400
  Interface, Inc.                         3,100       52,700
*<F22>UCAR International Inc.             2,900       97,875
*<F22>WCI Steel, Inc.                     4,500       19,688
                                                     -------
                                                     248,663
                                                     -------
OTHER - 3.6%
  Patriot American Hospitality, Inc.      2,200       56,650
  Public Storage, Inc.                    3,500       66,500
                                                     -------
                                                     123,150
                                                     -------
PRODUCER DURABLES - 8.8%
  AGCO Corporation                        2,000      102,000
  Belden Inc.                             3,200       82,400
  Kaydon Corporation                      1,700       51,638
  Mark IV Industries, Inc.                3,395       67,051
                                                     -------
                                                     303,089
                                                     -------
TECHNOLOGY - 9.5%
*<F22>Arrow Electronics, Inc.             1,700       73,312
  Dallas Semiconductor Corporation        2,500       51,875
*<F22>Gateway 2000, Inc.                  2,500       61,250
*<F22>Komag, Incorporated                 1,400       64,575
*<F22>Marshall Industries                 2,400       77,100
                                                     -------
                                                     328,112
                                                     -------
Total Common Stocks
  (cost $2,739,345)                                3,067,129
                                                   ---------
SHORT-TERM INVESTMENTS - 11.3%
COMMERCIAL PAPER - 3.6%
  American Express Credit Corporation,
    5.628%, due 01-22-1996             $125,000      125,000
MONEY MARKET - 7.7%
  Federated Master Trust                133,535      133,535
  Prospect Hill                         130,248      130,248
                                                   ---------


                                                     263,783
                                                   ---------
Total Short-Term Investments                         388,783
                                                   ---------
Total Investments                                 $3,455,912
                                                  ==========


*<F22>Non-income producing

                 Percentages shown are a percent of net assets.

  The accompanying notes to financial statements are an integral part of this schedule.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
 Principal Preservation Portfolios, Inc. and the Shareholders of the Tax-Exempt,
 Insured Tax-Exempt, Government, S&P 100 Plus,
 Dividend Achievers, Balanced and Select Value Portfolios:

  We have audited the accompanying balance sheets, including the schedules of investments, of the PRINCIPAL PRESERVATION PORTFOLIOS, INC. (a Maryland corporation) Tax-Exempt, Insured Tax-Exempt, Government, S&P 100 Plus, Dividend Achievers, Balanced and Select Value Portfolios as of December 31, 1995, and the related statements of operations for the year then ended and the statements of changes in net assets for each of the two years in the period then ended (the year ended December 31, 1995 and the period August 23, 1994 commencement of operations to December 31, 1994 for the Select Value Portfolio) and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. Our procedures included confirmation of securities owned as of December 31, 1995, by correspondence with the depositories, banks and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Principal Preservation Portfolios, Inc. Tax-Exempt, Insured Tax-Exempt, Government, S&P 100 Plus, Dividend Achievers, Balanced and Select Value Portfolios as of December 31, 1995, the results of their operations for the year then ended and the changes in their net assets for each of the two years in the period then ended (the year ended December 31, 1995 and the period August 23, 1994 to December 31, 1994 for the Select Value Portfolio) and the financial highlights for each of the periods presented, in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
January 19, 1996.

PRINCIPAL PRESERVATION
PORTFOLIOS, INC.
   215 North Main Street
   West Bend, Wisconsin 53095


OFFICERS AND DIRECTORS
   R.D. Ziegler, President, Director
   Richard H. Aster, M.D., Director
   Augustine J. English, Director
   Ralph J. Eckert, Director
   Robert J. Tuszynski, Vice President, Director
   Jay Ferrara, Treasurer
   John Lauderdale, Vice President of Marketing
   S. Charles O'Meara, Secretary


INVESTMENT ADVISORS
   Skyline Asset Management
   311 South Wacker Drive, Suite 4500
   Chicago, Illinois 60606

   PanAgora Asset Management, Inc.
   260 Franklin Street
   Boston, Massachusetts 02110

   Ziegler Asset Management, Inc.
   215 North Main Street
   West Bend, Wisconsin 53095


DISTRIBUTOR, TRANSFER AND DIVIDEND
DISBURSING AGENT
   B.C. Ziegler and Company
   215 North Main Street
   West Bend, Wisconsin 53095


CUSTODIAN
   Principal Preservation Portfolios, Inc.
   215 North Main Street
   West Bend, Wisconsin 53095


COUNSEL
   Quarles & Brady
   411 East Wisconsin Avenue
   Milwaukee, Wisconsin 53202


AUDITOR
   Arthur Andersen LLP
   100 East Wisconsin Avenue
   Milwaukee, Wisconsin 53202


"Standard & Poor's," "Standard & Poor's 100," "S&P," "100" are trademarks of Standard & Poor's Corporation and have been licensed for use by B.C. Ziegler and Company.

This report has been prepared for the information of shareholders of Principal Preservation Portfolios, Inc., and may not be used in connection with the offering of securities unless preceded or accompanied by a current Prospectus.